Exhibit 4.1




                          $1,600,000,000

                      COMPETITIVE ADVANCE AND

                REVOLVING CREDIT FACILITY AGREEMENT


                            Dated as of

                          August 28, 1997


                               among


               CENTURY TELEPHONE ENTERPRISES, INC.,

                     THE LENDERS NAMED HEREIN,

                                and

                    NATIONSBANK OF TEXAS, N.A.,

                             as Agent

                                and

                  as Auction Administration Agent





                        TABLE OF CONTENTS

                                                               Page

SECTION 1. DEFINITIONS..........................................  1
      1.1  Certain Defined Terms................................  1
      1.2  Number and Gender of Words........................... 15
      1.3  Accounting Principles................................ 15

SECTION 2. FACILITIES........................................... 16
      2.1  Facility A Commitments............................... 16
      2.2  Facility B Commitments............................... 16
      2.3  Competitive Bid Procedure............................ 17
      2.4  Committed Borrowing Procedure........................ 20
      2.5  Refinancings; Conversions............................ 20
      2.6  Commitment Fees...................................... 21
      2.7  Optional Termination and Reduction of Commitments.... 22
      2.8  Loans................................................ 23
      2.9  Notes................................................ 24
      2.10 Interest on Loans.................................... 25
      2.11 Interest on Overdue Amounts.......................... 25
      2.12 Alternate Rate of Interest for Eurodollar Loans...... 25
      2.13 Mandatory and Optional Prepayment of Loans........... 26
      2.14 Reserve Requirements; Change in Circumstances........ 27
      2.15 Change in Legality................................... 29
      2.16 Indemnity............................................ 30
      2.17 Pro Rata Treatment................................... 31
      2.18 Sharing of Setoffs................................... 31
      2.19 Payments............................................. 32
      2.20 Calculation of Eurodollar Rate....................... 33
      2.21 Booking Loans........................................ 34
      2.22 Quotation of Rates................................... 34

SECTION 3. REPRESENTATIONS AND WARRANTIES....................... 34
      3.1  Purpose of Credit Facility........................... 34
      3.2  Corporate Existence, Good Standing, and Authority.... 34
      3.3  Subsidiaries......................................... 34
      3.4  Financial Statements................................. 35
      3.5  Compliance with Laws, Charter, and Agreements........ 35
      3.6  Litigation........................................... 35
      3.7  Taxes................................................ 35
      3.8  Environmental Matters................................ 35
      3.9  Employee Benefit Plans............................... 36
      3.10 Properties; Liens.................................... 36
      3.11 Holding Company and Investment Company Status........ 36
      3.12 Transactions with Affiliates......................... 36
      3.13 Leases............................................... 36
      3.14 Labor Matters........................................ 36
      3.15 Insurance............................................ 37
      3.16 Solvency............................................. 37
      3.17 Business............................................. 37
      3.18 General.............................................. 37

SECTION 4. CONDITIONS PRECEDENT................................. 37
      4.1  Initial Loan......................................... 37
      4.2  Initial Facility B Loan.............................. 38
      4.3  Each Loan............................................ 38
      4.4  Materiality of Conditions............................ 38
      4.5  Waiver of Conditions................................. 38

SECTION 5. COVENANTS............................................ 39
      5.1  Use of Proceeds...................................... 39
      5.2  Books and Records.................................... 39
      5.3  Items to be Furnished................................ 39
      5.4  Inspection........................................... 40
      5.5  Taxes................................................ 40
      5.6  Payment of Obligations............................... 40
      5.7  Expenses of Agent.................................... 40
      5.8  Maintenance of Existence, Assets, Business, and
           Insurance............................................ 41
      5.9  Preservation and Protection of Rights................ 41
      5.10 Employee Benefit Plans............................... 41
      5.11 Liens................................................ 41
      5.12 Restricted Payments.................................. 41
      5.13 Refinancing of PTI Debt.............................. 41
      5.14 Acquisitions, Mergers, and Dissolutions.............. 42
      5.15 Loans, Advances, and Investments..................... 42
      5.16 Transactions with Affiliates......................... 43
      5.17 Sale of Assets....................................... 43
      5.18 Compliance with Laws and Documents................... 43
      5.19 New Businesses....................................... 43
      5.20 Assignment........................................... 43
      5.21 Fiscal Year and Accounting Methods................... 43
      5.22 Holding Company and Investment Company Status........ 43
      5.23 Environmental Laws................................... 44
      5.24 Environmental Indemnification........................ 44
      5.25 Financial Covenants.................................. 44

SECTION 6. DEFAULT.............................................. 45
      6.1  Payment of Obligation................................ 46
      6.2  Covenants............................................ 46
      6.3  Debtor Relief........................................ 46
      6.4  Attachment........................................... 46
      6.5  Payment of Judgments................................. 46
      6.6  Default Under Other Agreements....................... 46
      6.7  Antitrust Proceedings................................ 47
      6.8  Misrepresentation.................................... 47
      6.9  Change in Control.................................... 47
      6.10 ERISA................................................ 48
      6.11 Validity and Enforceability of Loan Documents........ 48

SECTION 7. RIGHTS AND REMEDIES.................................. 48
      7.1  Remedies Upon Event of Default....................... 48
      7.2  Waivers.............................................. 48
      7.3  Performance by Agent................................. 49
      7.4  Delegation of Duties and Rights...................... 49
      7.5  Lenders Not in Control............................... 49
      7.6  Waivers by Lenders................................... 49
      7.7  Cumulative Rights.................................... 49
      7.8  Application of Proceeds.............................. 49
      7.9  Certain Proceedings.................................. 49

SECTION 8. AGREEMENT AMONG LENDERS.............................. 50
      8.1  Agents............................................... 50
      8.2  Expenses............................................. 52
      8.3  Proportionate Absorption of Losses................... 52
      8.4  Delegation of Duties; Reliance....................... 52
      8.5  Limitation of Agents' Liability...................... 53
      8.6  Default.............................................. 54
      8.7  Limitation of Liability of Lenders................... 54
      8.8  Relationship of Lenders.............................. 54
      8.9  Foreign Lenders...................................... 54
      8.10 Benefits of Agreement................................ 54

SECTION 9. MISCELLANEOUS........................................ 55
      9.1  Changes in GAAP...................................... 55
      9.2  Money and Interest................................... 55
      9.3  Number and Gender of Words........................... 55
      9.4  Headings............................................. 55
      9.5  Exhibits............................................. 55
      9.6  Communications....................................... 55
      9.7  Form and Number of Documents......................... 56
      9.8  Exceptions to Covenants.............................. 56
      9.9  Survival............................................. 56
      9.10 Governing Law........................................ 56
      9.11 Venue; Service of Process; Jury Trial................ 56
      9.12 Maximum Interest Rate................................ 57
      9.13 Invalid Provisions................................... 57
      9.14 Entire Agreement..................................... 57
      9.15 Amendments, Etc...................................... 58
      9.16 Waivers.............................................. 58
      9.17 Taxes................................................ 58
      9.18 Governmental Regulation.............................. 58
      9.19 Multiple Counterparts................................ 58
      9.20 Successors and Assigns; Participations; Assignments.. 59
      9.21 Confidentiality...................................... 62
      9.22 Conflicts and Ambiguities............................ 62
      9.23 General Indemnification.............................. 62
      9.24 Investment Representation............................ 63


                             SCHEDULES

Parties, Addresses, Commitments, Wiring Information      Schedule 1
Permitted Liens                                          Schedule 2
Material Litigation                                      Schedule 3.6
Transactions with Affiliates                             Schedule 3.12
Business of Companies                                    Schedule 3.17


                             EXHIBITS

Competitive Bid Request                                  Exhibit A-1
Notice of Committed Borrowing                            Exhibit A-2
Notice of Conversion                                     Exhibit A-3
Notice to Lenders of Competitive Bid Request             Exhibit B
Competitive Bid                                          Exhibit C
Competitive Note                                         Exhibit D-1
Facility A Committed Note                                Exhibit D-2
Facility B Committed Note                                Exhibit D-3
Opinion of Borrower's Counsel                            Exhibit E
Financial Report Certificate                             Exhibit F
Designation Agreement                                    Exhibit G
Assignment and Acceptance                                Exhibit H



                        COMPETITIVE ADVANCE
              AND REVOLVING CREDIT FACILITY AGREEMENT


      COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT dated as of August 28, 1997, among CENTURY TELEPHONE ENTERPRISES, INC., a Louisiana corporation (the "Borrower"), the lenders listed on the signature pages hereof (the "Lenders"), NATIONSBANK OF TEXAS, N.A., a national banking association, as agent for the Lenders (in such capacity, the "Agent"), and as auction administration agent (in such capacity, the "Auction Administration Agent").

      The Borrower has requested the Lenders to extend credit to the Borrower in order to enable it to borrow on a revolving credit basis a principal amount not in excess of $1,600,000,000 at any time outstanding. The Borrower has also requested the Lenders to provide a procedure pursuant to which the Borrower may designate that all of the Lenders be invited to bid on an uncommitted basis on borrowings to mature on or prior to the Termination Date (as hereinafter defined).

      The Lenders are willing to extend such credit to the Borrower on the terms and conditions herein set forth. Accordingly, the Borrower, the Agents, and the Lenders agree as follows:


SECTION 1. DEFINITIONS.
-----------------------

      1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Acquisition" means the acquisition by the Borrower of all of the stock of PTI, Pacific Telecom Cellular, Inc. and Pacific
Telecom Cellular of Alaska, Inc. pursuant to the provisions of the Stock Purchase Agreement.

      "Acquisition Documents" means the Stock Purchase Agreement and any and all other documents and instruments executed in connection with the Acquisition.

      "Adjusted Consolidated Net Worth" means, as of the date of determination, Consolidated Net Worth minus (i) deferred assets other than prepaid insurance, prepaid taxes, prepaid interest, extraordinary retirements, and deferred charges where such deferred charges are considered by Tribunals when setting rates, (ii) patents, copyrights, trademarks, trade names, franchises, experimental expense, goodwill (other than goodwill arising from the purchase of capital stock or assets of a Person engaged in the telephone or cellular mobile communications business) and similar intangible or intellectual property, and (iii) unamortized debt discount and expense (other than debt discount and expense of the Companies located in jurisdictions where such items are considered by Tribunals when setting rates).

      "Affiliate" of any Person means any other individual or entity that directly or indirectly controls, or is controlled by, or is under common control with, such Person, and, for purposes of this definition only, "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person (whether through ownership of Voting Stock, by contract, or otherwise).

      "Agent" is defined in the introduction to this Agreement.

      "Agents" means the Agent and the Auction Administration
Agent.

      "Agreement" means this Competitive Advance and Revolving Credit Facility Agreement, as the same may be amended, supplemented, modified or restated from time to time.

      "Alternate Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (b) the Prime Rate for such day. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

      "Applicable Lending Office" means, with respect to each Lender, and for each Type of Loan, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

      "Applicable Margin" means

           (a) as to any Competitive Bid relating to a Eurodollar Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the Eurodollar Rate in order to determine the interest rate acceptable to such Lender with respect to such Eurodollar Loan; and

           (b) at the time of any determination thereof, for purposes of all Committed Loans, the margin of interest over the Alternate Base Rate or the Eurodollar Rate, as the case may be, which is applicable at the time of any determination of interest rates under this Agreement, which Applicable Margin shall be adjusted based on the Borrower's Senior Unsecured Long-Term Debt Rating (as hereinafter defined), as determined as of the last day of the immediately preceding fiscal quarter of the Borrower, as follows:

===============================================================
  Borrower's Senior      Eurodollar Loan          Base Rate
 Unsecured Long-Term         Margin              Loan Margin
     Debt Rating
---------------------------------------------------------------
BBB+ or Baal or better     27.5 basis          0 basis points
                             points
---------------------------------------------------------------
     BBB or Baa2         35 basis points       0 basis points
---------------------------------------------------------------
     BBB- or Baa3        45 basis points       0 basis points
---------------------------------------------------------------
      BB+ or Ba1           62.5 basis          0 basis points
                             points
---------------------------------------------------------------
  BB or Ba2 or below     75 basis points       0 basis points
===============================================================

Notwithstanding the foregoing, the Applicable Margin from the date hereof until September 30, 1997 shall be based on a Senior Unsecured Long-Term Debt Rating of BBB+, unless a different actual rating has been assigned by Moody's or S&P that takes into account the Acquisition, in which case such actual rating shall apply.

      "Auction Administration Agent" is defined in the introduction to this Agreement.

      "Base Rate Loan" means any Committed Loan with respect to which the Borrower shall have selected an interest rate based on the Alternate Base Rate in accordance with the provisions of Section 2.

      "Board" means the Board of Governors of the Federal Reserve
System of the United States.

      "Borrower" is defined in the introduction to this Agreement.

      "Borrowing" means a Competitive Borrowing or a Committed
Borrowing.

      "Borrowing Date" means the Business Day upon which the proceeds of any Borrowing are to be made available to the Borrower.

      "Business Day" means a day when the Agents and each Lender's Applicable Lending Office are open for business, other than a Saturday or Sunday, and if the applicable Business Day relates to any Eurodollar Loan, a day on which dealings in dollar deposits are carried on in the London interbank market and commercial banks are open for domestic or international business in London, England, in New York, New York, and in Dallas, Texas.

      "Code" means the Internal Revenue Code of 1986, as amended, together with rules and regulations promulgated thereunder.

      "Commitment" means, with respect to any Lender, collectively, its Facility A Commitment and Facility B Commitment.

      "Committed Borrowing" means either a Facility A Committed
Borrowing or a Facility B Committed Borrowing.

      "Committed Loan" means either a Facility A Committed Loan or a Facility B Committed Loan made by a Lender to the Borrower pursuant to Section 2.4.

      "Committed Note" means either a Facility A Committed Note or a Facility B Committed Note.

      "Commitment Fee" is defined in Section 2.6.

      "Commitment Fee Percentage" is defined in Section 2.6.

      "Companies" means, collectively, Borrower and its Subsidiaries and "Company" means any of the same.

      "Competitive Bid" means an offer by a Lender to make a Competitive Loan pursuant to Section 2.3.

      "Competitive Bid Rate" means, as to any Competitive Bid made by a Lender pursuant to Section 2.3(b), (i) in the case of a Eurodollar Loan, the Applicable Margin (which will be added to or subtracted from the Eurodollar Rate), and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest, in each case, offered by the Lender making such Competitive Bid.

      "Competitive Bid Request" means a request for Competitive Bids made pursuant to Section 2.3(a) substantially in the form of Exhibit A-1.

      "Competitive Borrowing" means a borrowing consisting of a single Competitive Loan from a Lender or simultaneous Competitive Loans from more than one Lender, in each case, whose Competitive Bid as all or as a part of such Borrowing, as the case may be, has been accepted by the Borrower under the bidding procedure described in Section2.3.

      "Competitive Loan" means a Loan from a Lender to the Borrower pursuant to the bidding procedure described in Section 2.3, and shall be either a Eurodollar Loan or a Fixed Rate Loan.

      "Competitive Note" means a promissory note of the Borrower payable to the order of each Lender, in substantially the form of Exhibit D-1 hereto, with the blanks appropriately completed, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Competitive Loans made by such Lender to the Borrower, together with all modifications, extensions, renewals, and rearrangements thereof.

      "Competitive Reduction" is defined in Section 2.1.

      "Consolidated Net Worth" means, as of the date of determination, the amount of stated capital plus (or minus, in the case of a deficit) the capital surplus and earned surplus of the Companies, as calculated in accordance with GAAP (but treating Minority Interests in Subsidiaries as liabilities and excluding the contra-equity account resulting from the Borrower's obligations under its employee stock ownership plan commitments). For purposes of this Agreement, Consolidated Net Worth shall exclude the effect of Statements No. 101 and 106 of the Financial Accounting Standards Board.

      "Current Date" means any date after July 31, 1997.

      "Current Financials" means the consolidated Financial Statements of the Companies for the fiscal year ended December 31, 1996, and the fiscal quarter ended June 30, 1997.

      "Debt" means (without duplication), for any Person, all obligations, contingent or otherwise (including, without limitation, contingent obligations in connection with letters of credit), which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities, but in any event including, without limitation, whether or not such obligations in accordance with GAAP should be classified as liabilities, (a) liabilities secured (or for which the holder of such Debt has an existing Right, contingent or otherwise, to be so secured) by any Lien existing on property owned or acquired by such Person or a Subsidiary thereof (whether or not the liability secured thereby shall have been assumed), (b) obligations which have been or under GAAP should be capitalized for financial reporting purposes, (c) all guaranties, endorsements, and other contingent obligations with respect to Debt of others, including, but not limited to, any obligations to purchase, sell, or furnish property or services intended by a Company primarily for the purpose of enabling such other Person to make payment of any of such Person's Debt, or to otherwise assure the holder of any of such Debt against loss with respect thereto, and (d) liabilities under any interest rate swap, collar, floor, cap or similar contract.

      "Debtor Relief Laws" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally.

      "Default" means the occurrence of any event which with the giving of notice or the passage of time or both would become an Event of Default.

      "Default Rate" means an annual interest rate equal to the lesser of (a) 2% plus the greater of (i) the Alternate Base Rate and (ii) the Eurodollar Rate and
(b) the Highest Lawful Rate.

      "Designated Lender" means a special purpose corporation which is an Affiliate of a Lender, that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that issues (or the parent of which issues) commercial paper rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. ("Moody's") or "A-1" (or the then equivalent grade) by Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") that, in either case, (i) is organized under the Laws of the United States or any state thereof, (ii) shall have become a party to this Agreement pursuant to Section 9.20(d) and (iii) is not otherwise a Lender.

      "Designation Agreement" means a designation agreement entered into by a Lender (other than a Designated Lender), a Designated Lender, and the Borrower, and accepted by the Agent and the Auction Administration Agent, in substantially the form of Exhibit G hereto.

      "EBIT" means, for any period, net income before income Tax expense and interest expense and excluding the effects of nonrecurring and/or unusual non-cash transactions that reduce net income and items that do not reduce the cash flow of the Companies (e.g., write-off of intangibles, write-down of assets, effect of new accounting pronouncements, etc.).

      "EBITDA" means, for any period, the sum of (a) EBIT, plus
(b) depreciation and amortization.

      "Eligible Assignee" means (a) any Lender and any Affiliate of any Lender so long as such Affiliate directly or through one or more of its Subsidiaries engages in commercial financing transactions in the ordinary course of its business, and (b) any other commercial bank, savings and loan association, savings bank, finance company, insurance company, mutual fund or other financial institution, fund or investor which has been approved in writing by the Borrower and the Agent as an Eligible Assignee for purposes of this Agreement, provided that in each such case such approval shall not be unreasonably withheld.

      "Environmental Law" means any Law that relates to the environment or handling or control of Hazardous Substances.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

      "ERISA Affiliate" means any company or trade or business (whether or not incorporated) which, for purposes of Title IV of ERISA, is a member of a group of which Borrower is a member and which is under common control with Borrower within the meaning of section 414 of the Code.

      "Eurocurrency Liabilities" is defined in Regulation D.

      "Eurodollar Loan" means any Loan with respect to which the Borrower shall have selected an interest rate based on the Eurodollar Rate in accordance with the provisions of Section 2.

      "Eurodollar Rate" means, for any Interest Period for any Eurodollar Loan, an interest rate per annum (rounded upward to the nearest whole multiple of 0.01% per annum) obtained by dividing (a) the rate per annum appearing on the Dow Jones Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

      If for any reason the rate specified in subsection (a) above is not available, the applicable rate for purposes of subsection (a) shall be the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two
Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

      "Eurodollar Rate Reserve Percentage" for any Interest Period for any Eurodollar Loan means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans is determined) having a term equal to such Interest Period.

      "Event of Default" means any of the events described in Section 6, provided there has been satisfied any requirement in connection therewith for the giving of notice, lapse of time, or happening of any further condition, event, or act.

      "Existing Credit Agreement" means that certain Competitive Advance and Revolving Credit Facility Agreement dated as of February 7, 1992, executed by and among the Borrower, the Agent, and the banks listed on the signature pages thereof, as amended.

      "Facility A Commitment" means, with respect to each Lender, the amount set forth opposite the name of such Lender on Schedule 1, as amended from time to time.

      "Facility A Committed Borrowing" means a borrowing consisting of simultaneous Facility A Committed Loans from each of the Lenders distributed ratably among the Lenders in accordance with their respective Facility A Commitments.

      "Facility A Committed Loan" means a Loan by a Lender to the Borrower under Facility A pursuant to Section 2.1, and shall be either a Eurodollar Loan or a Base Rate Loan.

      "Facility A Committed Note" means a promissory note of the Borrower payable to the order of each Lender, in substantially the form of Exhibit D-2 hereto, with the blanks appropriately completed, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Facility A Committed Loans made by such Lender to the Borrower, together with all modifications, extensions, renewals, and rearrangements thereof.

      "Facility B Commitment" means, with respect to each Lender, the amount set forth opposite the name of such Lender on Schedule 1, as amended from time to time.

      "Facility B Committed Borrowing" means a borrowing consisting of simultaneous Facility B Committed Loans from each of the Lenders distributed ratably among the Lenders in accordance with their respective Facility B Commitments.

      "Facility B Committed Loan" means a Loan by a Lender to the Borrower under Facility B pursuant to Section 2.2, and shall be either a Eurodollar Loan or a Base Rate Loan.

      "Facility B Committed Note" means a promissory note of the Borrower payable to the order of each Lender, in substantially the form of Exhibit D-3 hereto, with the blanks appropriately completed, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Facility B Committed Loans made by such Lender to the Borrower, together with all modifications, extensions, renewals, and rearrangements thereof.

      "Facility B Conversion" is defined in Section 2.2(c).

      "Facility B Termination Date" means, at any time, August 27, 1998, or the earlier date of termination in whole of the Total Commitments pursuant to
Section 2.7.

      "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Lender of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

      "Financial Report Certificate" means a certificate substantially in the form of Exhibit F.

      "Financial Statements" means balance sheets, income statements, statements of stockholders' equity, and statements of cash flow prepared in comparative form to the corresponding period of the preceding fiscal year.

      "Fixed Rate Loan" means any Competitive  Loan made by a Lender pursuant to
Section 2.3 based upon an actual percentage rate per annum offered by such Lender, expressed as a decimal (to no more than four decimal places), and accepted by the Borrower.

      "Funded Debt" shall mean and include, as of any date as of which the amount thereof is to be determined, (i) all funded indebtedness of the Companies, (ii) all funded indebtedness of any Subsidiary (other than funded indebtedness of such Subsidiary owing to the Borrower or another Subsidiary), and (iii) all indebtedness for borrowed money, but not (iv) indebtedness secured by or borrowed against the cash surrender value of life insurance policies up to the amount of such cash surrender value.

      "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board which are applicable as of the date of the Financial Statements in question.

      "Guaranty" means by any particular Person, all obligations of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person (the "primary obligor") in any manner whether directly or indirectly, including, without limitation of the generality of the foregoing, obligations incurred through an agreement, contingent or otherwise, by such particular Person (i) to purchase such Debt or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Debt or obligation or (y) to maintain working capital or equity capital or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of the primary obligor to make payment of the Debt or obligation or (iv) otherwise to assure the owner of the Debt or obligation of the primary obligor against loss in respect thereof.

      "Hazardous Substance" means any hazardous or toxic waste, pollutant, contaminant, or substance.

      "Highest Lawful Rate" means at the particular time in question the maximum rate of interest which, under applicable Laws, the Lenders are then permitted to charge the Borrower on the Obligation. If the maximum rate of interest which, under applicable Laws, the Lenders are permitted to charge the Borrower on the Obligation shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, as of the effective time of such change without notice to the Borrower.

      "Interest Payment Date" means (i) with respect to any Base Rate Loan, each Quarterly Payment Date, or if earlier the Termination Date or the Facility B Termination Date, as applicable, or the date of prepayment of such Loan or conversion of such Loan to a Eurodollar Loan, (ii) with respect to any Eurodollar Loan, the last day of the Interest Period applicable thereto and, in addition in the case of a Eurodollar Loan with an Interest Period longer than three months, each day that would have been the Interest Payment Date for such Loan had an Interest Period of three months, been applicable to such Loan, and
(iii) in the case of a Fixed Rate Loan, the last day of the Interest Period applicable thereto and, in the case of a Fixed Rate Loan with an Interest Period of more than 90 days, on the numerically corresponding day which occurs during such Interest Period every three months from the first day of such Interest Period (or, if there is no such corresponding day in any such month, the last day of such month).

      "Interest Period" means, with respect to each Loan, the duration of such Loan and:

           (i) as to any Eurodollar Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, two, three, or six months thereafter, as the Borrower may elect; provided, however, that the Interest Period for a Eurodollar Loan subject to a Competitive Bid shall not exceed 3 months; and

           (ii) as to any Fixed Rate Loan, the period commencing on the date of such Loan and ending on the date specified in the Competitive Bid in which the offer to make the Fixed Rate Loan was extended; provided, however, that each such period shall have a duration of not less than seven calendar days nor more than 90 calendar days;

provided, further, that (x) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (y) no Interest Period may be selected that ends later than the Termination Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

      "Laws" means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, or opinions of any Tribunal.

      "Lenders" means those lenders signatory hereto and other financial institutions which from time to time become party hereto pursuant to the provisions of this Agreement, and, except when used in reference to a Committed Loan, a Committed Borrowing, a Committed Note, the Commitment of any Lender or a related term, each Designated Lender.

      "Lien" means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind, and any other Right of or arrangement with any creditor to have his claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

      "Litigation" means any action conducted, pending, or threatened by or before any Tribunal.

      "Loan" means a Competitive Loan, a Committed Loan, a
Eurodollar Loan, a Fixed Rate Loan, or a Base Rate Loan.

      "Loan Papers" means (i) this Agreement, certificates delivered pursuant to this Agreement, and exhibits and schedules hereto, (ii) any notes, security documents, guaranties, and other agreements in favor of the Agents and the Lenders, or any or some of them, ever delivered in connection with this Agreement, and (iii) all renewals, extensions, or restatements of, or amendments or supplements to, any of the foregoing.

      "Majority Lenders" means at any time (a) the Majority Committed Lenders and (b) Lenders holding at least 51% of the then aggregate unpaid principal amount of the Competitive Loans.

      "Majority Committed Lenders" means the Lenders holding at least 51% of the then aggregate unpaid principal amount of the Committed Loans or if no Committed Loans are outstanding, the Lenders having at least 51% of the available
Commitments (determined without considering the effect of any Competitive Reduction).

      "Margin Stock" means "margin stock" within the meaning of Regulations G, T, U, or X of the Board.

      "Material Adverse Effect" means any set of one or more circumstances or events which, individually or collectively, will result in any of the following
(a) a material and adverse effect upon the validity or enforceability of any Loan Paper, (b) a material and adverse effect on the consolidated financial condition of the Companies represented in the latter of the Current Financials or the most recent audited consolidated Financial Statements, (c) a Default or
(d) the issuance of an accountant's report on the Companies' consolidated Financial Statements containing an explanatory paragraph about the entity's ability to continue as a going concern (as defined in accordance with Generally Accepted Auditing Standards).

      "Material Agreement" of any Person means any material written or oral agreement, contract, commitment, or understanding to which such Person is a party, by which such Person is directly or indirectly bound, or to which any assets of such Person may be subject, and which is not cancelable by such Person upon 30 days or less notice without liability for further payment other than nominal penalty, and which requires such Person to pay more than 1 percent of Consolidated Net Worth during any 12-month period.

      "Minority Interest" means, with respect to any Subsidiary, an amount determined by valuing preferred stock held by Persons other than the Borrower and its wholly-owned Subsidiaries at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing common stock or partnership interests held by Persons other than the Borrower and its wholly-owned Subsidiaries at the book value of capital and surplus applicable thereto on the books of such Subsidiary adjusted, if necessary, to reflect any changes from the book value of common stock required by the foregoing method of valuing Minority Interest attributable to preferred stock.

      "Moody's" is defined in the definition of Designated Lender.

      "Multiemployer Plan" means a multiemployer plan as defined in sections 3(37) or 4001(a)(3) of ERISA or section 414 of the Code to which any Company or any ERISA Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

      "NationsBank" means NationsBank of Texas, N.A., a national banking association.

      "Net Cash Proceeds" means the cash proceeds  received by the Borrower from
(a) a sale of its assets (including, without limitation, all cash proceeds received by way of (i) deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received and (ii) receivables and other assets retained by the Borrower as part of the sales consideration, minus payments made to retire Debt secured by such assets being sold or otherwise disposed of where payment of such Debt is required in connection with such sale or disposition) or (b) the issuance of any public or privately placed Debt or equity, in either case net of all ordinary reasonable legal expenses, commissions and other fees and expenses paid or to be paid to Persons not Affiliates of the Companies and all Taxes assessed in connection therewith.

      "Note" means a Competitive Note or a Committed Note.

      "Notice of Committed Borrowing" is defined in Section 2.4.

      "Notice of Conversion" is defined in Section 2.2(c).

      "Obligation" means all present and future indebtedness, obligations, and liabilities, and all renewals, extensions, and modifications thereof, owed to the Agents and the Lenders, or any or some of them, by the Borrower, arising pursuant to any Loan Paper, together with all interest thereon and costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof.

      "Participant" is defined in Section 9.20(b).

      "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereof, established pursuant to ERISA.

      "Permitted Liens" means the Liens described on Schedule 2.

      "Person" means and includes an individual, partnership, joint venture, corporation, trust, limited liability company, limited liability partnership, or other entity, Tribunal, unincorporated organization, or government, or any department, agency, or political subdivision thereof.

      "Plan" means any plan defined in Section 4021(a) of ERISA in respect of which the Borrower is an "employer" or a "substantial employer" as such terms are defined in ERISA.

      "Prime Rate" means the per annum rate of interest established from time to time by NationsBank as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank to its customers.

      "PTI" means Pacific Telecom, Inc., a Washington corporation.

      "Purchaser" is defined in Section 9.20(c).

      "Quarterly Payment Date" means the last Business Day of each March, June, September and December of each year, the first of which shall be the first such day after the date of this Agreement.

      "Regulation D" means Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

      "Regulatory Change" means, with respect to any Lender, (a) any adoption or change after the date hereof of or in United States federal, state or foreign Laws (including Regulation D) or guidelines applying to a class of banks including such Lender, (b) the adoption or making after the date hereof of any interpretations, directives or requests applying to a class of banks including such Lender of or under any United States federal, state or foreign Laws or guidelines (whether or not having the force of law) by any Tribunal, monetary authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (c) any change in the interpretation or administration of any United States federal, state or foreign Laws or guidelines applying to a class of banks including such Lender by any Tribunal, monetary authority, central bank, or comparable agency charged with the interpretation or administration thereof.

      "Restricted Payment" means

      (a) the declaration or payment of dividends by the Borrower, or distribution (in cash, property, obligations or other securities or any combination thereof) on account of any shares of any class of capital stock of the Borrower, or

      (b) other payments or distributions by the Borrower whether by reduction of capital or otherwise on account of any shares of any class of capital stock of the Borrower, or

      (c) the setting apart of money for a sinking or other analogous fund by the Borrower for the purchase,redemption, retirement or other acquisition of any shares of any class of capital stock of the Borrower, or any warrant, option or other right to acquire any capital stock of the Borrower.

      but in each case in (a), (b) and (c) above, excluding dividends or other distributions payable solely in common stock of the Borrower.

      "Rights" means rights, remedies, powers, and privileges.

      "S&P" is defined in the definition of Designated Lender.

      "Senior Unsecured Long-Term Debt Rating" means, as of any date, the public debt rating that has been most recently announced by S&P and Moody's for that class of non-credit enhanced, senior unsecured debt with an original term of longer than one year issued by the Borrower which has the lowest rating of all classes of non-credit enhanced, senior unsecured debt with an original term of longer than one year issued by the Borrower. For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a public debt rating, the Applicable Margin and the Commitment Fee Percentage (as set forth in Section 2.6) shall be determined by reference to the available rating; (b) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin and the Commitment Fee Percentage shall be based upon the higher rating, except that if the difference is two or more levels, the Applicable Margin and Commitment Fee Percentage shall be based on the rating that is one level below the higher rating; (c) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; (d) if S&P or Moody's shall change the basis on which ratings are established, each reference to the public debt rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be; (e) if neither S&P nor Moody's shall have in effect a public debt rating but at least one of S&P and Moody's has in effect a rating for any class of senior secured debt with an original term of longer than one year issued by the Borrower, the Applicable Margin and Commitment Fee Percentage shall be determined by reference to a rating that is one level lower than the rating that has been most recently announced by S&P and Moody's for such class of debt; and (f) if neither S&P nor Moody's shall have in effect either a public debt rating or a rating for any class of senior secured debt with an original term of longer than one year issued by the Borrower, the Applicable Margin and the Commitment Fee Percentage shall be set in accordance with the lowest level rating and highest percentage rate set forth in the respective tables in the definitions of "Applicable Margin" and "Commitment Fee Percentage", as the case may be.

      "Significant Subsidiary" means a Subsidiary of the Borrower (i) the assets of which equal or exceed 5% of all assets of the Borrower and its Subsidiaries as shown on a consolidated balance sheet of the Borrower and its Subsidiaries,
(ii) the operating revenue of which, for the most recently ended period of twelve consecutive months, equals or exceeds 5% of the operating revenues of the Borrower and its Subsidiaries for such period, or (iii) the net income of which, for the most recently ended period of twelve consecutive months, equals or exceeds 5% of the net income of the Borrower and its Subsidiaries for such period.

      "Solvent" means, as to any Person at the time of determination, that (a) the aggregate fair value of such Person's assets exceeds the present value of its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), and (b) such Person has sufficient cash flow to enable it to pay its Debts as they mature.

      "Stock Purchase Agreement" means that certain stock purchase agreement dated June 11, 1997, by and among the Borrower, PacifiCorp Holdings, Inc., PTI and Century Cellunet, Inc.

      "Subsidiary" means any Person with respect to which Borrower or any one or more Subsidiaries owns directly or indirectly 50% or more of the issued and outstanding voting stock (or equivalent interests).

      "Taxes" means all taxes, assessments, fees, or other charges at any time imposed by any Laws or Tribunal.

      "Term Loan" is defined in Section 2.2(c).

      "Termination Date" means, at any time, August 28, 2002, or the earlier date of termination in whole of the Total Commitments pursuant to Section 2.7.

      "Total Commitments" means, at any time the aggregate amount of the Lenders' Facility A Commitments and Facility B Commitments, as in effect at such time.

      "Total Facility A Commitment" means at any time the aggregate amount of the Lenders' Facility A Commitments, as in effect at such time.

      "Total Facility B Commitment" means at any time the aggregate amount of the Lenders' Facility B Commitments, as in effect at such time.

      "Tranche B-1" is defined in Section 2.2.

      "Tranche B-2" is defined in Section 2.2.

      "Tribunal" means any municipal, state, commonwealth, federal, foreign, territorial, or other court, governmental body, subdivision, agency, department, commission, board, bureau, or instrumentality.

      "Type" shall mean any type of Loan (i.e., a Base Rate Loan, Fixed Rate Loan or Eurodollar Loan).

      "United States" and "U.S." each means United States of
America.

      "Voting Stock" shall mean securities (as such term is defined in Section 2(1) of the Securities Act of 1933, as amended) of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

      1.2 Number and Gender of Words. Whenever in any Loan Paper the singular number is used, the same shall include the plural where appropriate and vice versa, and words of any gender shall include each other gender where appropriate.

      1.3 Accounting Principles. All accounting and financial terms used in the Loan Papers and the compliance with each financial covenant therein shall be determined in accordance with GAAP as in effect on the date of this Agreement, and all accounting principles shall be applied on a consistent basis so that the accounting principles in a current period are comparable in all material respects to those applied in the consolidated Financial Statements for the Companies for the twelve months ended December 31, 1996.

SECTION 2. FACILITIES.
----------------------

      2.1 Facility A Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees to make revolving credit loans ("Facility A Committed Loans") to the Borrower, at any time and from time to time on and after the date hereof and until the Termination Date. Notwithstanding the foregoing, (a) the aggregate principal amount of all Facility A Committed Loans of a Lender shall not exceed at any time outstanding such Lender's Facility A Commitment and (b) the Facility A Commitment of a Lender which makes a Competitive Loan and the Total Facility A Commitment shall be deemed used from time to time to the extent of the aggregate principal amount of the Competitive Loans then outstanding from such Lender (such deemed use of such Lender's Facility A Commitment and the Total Facility A Commitment being a "Competitive Reduction"), subject, however, to the conditions that (i) at no time shall (A) the sum of (x) the outstanding aggregate principal amount of all Facility A Committed Loans made by all Lenders plus (y) the outstanding aggregate principal amount of all Competitive Loans made by all Lenders exceed (B) the Total Facility A Commitment and (ii) the principal amount of Facility A Committed Loans to be made by a Lender pursuant to a Facility A Committed Borrowing (whether pursuant to Section 2.4 or as part of a refinancing under Section 2.5) shall equal the product of (x) the percentage which its Facility A Commitment (after a Competitive Reduction for its Competitive Loans outstanding) represents of the Total Facility A Commitment (after a Competitive Reduction for its Competitive Loans) times (y) the outstanding aggregate principal amount of all Facility A Committed Loans obligated to be made by all Lenders in connection with such Facility A Committed Borrowing.

      Within the foregoing limits, the Borrower may borrow, repay, prepay, and reborrow hereunder, on and after the date hereof and prior to the Termination Date, subject to the terms, provisions, and limitations set forth herein.

      2.2 Facility B Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees to make revolving credit loans ("Facility B Committed Loans") to the Borrower, at any time and from time to time on and after the date hereof and until the Facility B Termination Date. Notwithstanding the foregoing, the aggregate principal amount of all Facility B Committed Loans of a Lender shall not exceed at any time outstanding such Lender's Facility B Commitment. The Total Facility B Commitment shall be divided into two tranches:
(i) the first tranche in the amount of $400,000,000 to be held entirely by NationsBank ("Tranche B-1") and (ii) the second tranche in the amount of $900,000,000 to be held by the Lenders as set forth on Schedule 1 hereto ("Tranche B-2").

           (b) Within the foregoing limits, the Borrower may borrow, repay, prepay, and reborrow hereunder, on and after the date hereof and prior to the earlier of the Facility B Termination Date or the date of the Facility B Conversion (as hereinafter defined), subject to the terms, provisions, and limitations set forth herein.

           (c) Provided there is no Default or Event of Default, no sooner than 90 days and not later than 15 days prior to the Facility B Termination Date, the Borrower shall have the option to convert all outstanding Facility B Committed Loans from revolving credit loans into a single term loan maturing no later than the Termination Date. In order to effect such conversion (the "Facility B Conversion"), the Borrower shall hand deliver or telecopy to the Agent a duly completed request for Facility B Conversion, substantially in the form of Exhibit A-3 hereto (a "Notice of Conversion"), not later than 11:00 a.m., Dallas, Texas time, at least 15 days and no more than 90 days prior to the Facility B Termination Date. Such notice shall be irrevocable, shall refer to this Agreement and shall specify the aggregate outstanding principal balance of the Facility B Committed Loans. Promptly, and in any event on the same day the Agent receives a Notice of Conversion pursuant to this Section 2.2(c), the Agent shall advise the other Lenders of such Notice of Conversion and of each Lender's portion of the outstanding Facility B Committed Loans. The
      Facility B Conversion shall then occur on or before the Facility B Termination Date. The term loan resulting from a Facility B Conversion (the "Term Loan") shall remain divided into two tranches as set forth in
      Section 2.2(a) above, provided that, if the aggregate amount of Facility B Committed Loans is less than the Total Facility B Commitment on the date of conversion, the amount of each tranche shall be reduced to equal the actual aggregate amount of Facility B Committed Loans outstanding under such tranche on the date of the Facility B Conversion.

      2.3 Competitive Bid Procedure. (a) In order to request Competitive Bids under Facility A, the Borrower shall hand deliver or telecopy to the Agents a duly completed Competitive Bid Request, to be received by the Agents (i) in the case of Eurodollar Loans, not later than 10:00 a.m., Dallas, Texas time, four Business Days before the Borrowing Date specified for a proposed Competitive Borrowing and (ii) in the case of Fixed Rate Loans, not later than 10:00 a.m., Dallas, Texas time, two Business Days before the Borrowing Date specified for a proposed Competitive Borrowing. No Base Rate Loan shall be requested in, or, except pursuant to Section 2.12 or Section 2.15, made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit A-1 may be rejected at the Auction Administration Agent's sole discretion, and the Auction Administration Agent shall, not later than noon on the date of delivery of the Competitive Bid Request, notify the Borrower of such rejection by telecopier. Each Competitive Bid Request shall in each case refer to this Agreement and specify (x) whether the Competitive Loans then being requested are to be Eurodollar Loans or Fixed Rate Loans, or both, (y) the Borrowing Date of such Competitive Loans (which shall be a Business Day) and the aggregate principal amount thereof (which shall not be less than $5,000,000 or greater than the unused Total Facility A Commitment on such Borrowing Date and shall be an integral multiple of $1,000,000), and (z) the Interest Period with respect thereto (which may not end after the Termination Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Auction Administration Agent shall invite by telecopier (substantially in the form set forth in Exhibit B hereto) the Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to such Competitive Bid Request.

           (b) Each Lender may, in its sole discretion, make one or more Competitive Bids to the Borrower responsive to each Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Auction Administration Agent via telecopier, substantially in the form of Exhibit C hereto, (i) in the case of Eurodollar Loans, not later than 11:00 a.m., Dallas, Texas time, three Business Days before the Borrowing Date specified for a proposed Competitive Borrowing and (ii) in the case of Fixed Rate Loans, not later than 11:00 a.m., Dallas, Texas time, one Business Day before the Borrowing Date of a proposed Competitive Borrowing. Competitive Bids that do not conform substantially to the format of Exhibit C may be rejected by the Auction Administration Agent after conferring with, and upon the instruction of, the Borrower, and the Auction Administration Agent shall notify the Lender that submitted the non-conforming Competitive Bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and (x) specify the principal amount (which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan the Lender is willing to make to the Borrower, (y) specify the Competitive Bid Rate(s) at which the Lender is prepared to make the Competitive Loan, and (z) confirm the Interest Period with respect thereto specified by the Borrower in its Competitive Bid Request. If any Lender shall elect not to make a Competitive Bid, such Lender shall so notify the Auction Administration Agent via telecopier (I) in the case of Eurodollar Loans, not later than 11:00 a.m., Dallas, Texas time, three Business Days before the Borrowing Date specified for a proposed Competitive Borrowing, and (II) in the case of Fixed Rate Loans, not later than 11:00 a.m., Dallas, Texas time, one Business Day before the Borrowing Date of a proposed Competitive Borrowing; provided, however, that failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Loan as part of such Competitive Borrowing. A Competitive Bid submitted by a Lender pursuant to this paragraph (b) shall be irrevocable.

           (c) The Auction Administration Agent shall promptly notify the Borrower by telecopier of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each bid on the date of delivery of Competitive Bids pursuant to Section 2.3(b). The Auction Administration Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.3.

           (d) The Borrower may in its sole and absolute discretion, subject only to the provisions of this Section 2.3(d), accept or reject any or all of the Competitive Bids referred to in paragraph (c) above; provided, however, that the aggregate amount of the Competitive Bids so accepted by the Borrower may not exceed the principal amount of the Competitive Borrowing requested by the Borrower. The Borrower shall notify the Auction Administration Agent by telecopier whether and to what extent it has decided to accept or reject any or all of the bids referred to in paragraph (c) above, (i) in the case of Eurodollar Loans, not later than 11:00 a.m., Dallas, Texas time, two Business Days before the Borrowing Date specified for a proposed Competitive Borrowing and (ii) in the case of Fixed Rate Loans, not later than 11:00 a.m., Dallas, Texas time, on the Borrowing Date specified for a proposed Competitive Borrowing; provided, however, that (w) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (x) the Borrower shall not accept a bid made at a particular Competitive Bid Rate if the Borrower has decided to reject a bid made at a lower Competitive Bid Rate, (y) if the Borrower shall accept bids made at a particular Competitive Bid Rate but shall be restricted by other conditions hereof from borrowing the full principal amount of Competitive Loans in respect of which bids at such Competitive Bid Rate have been made, then the Borrower shall accept a pro rata portion of each bid made at such Competitive Bid Rate based as nearly as possible on the respective principal amounts of Competitive Loans for which such bids were made, and
      (z) no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000. Notwithstanding the foregoing clause (z), if it is necessary for the Borrower to accept a pro rata allocation of the bids made in response to a Competitive Bid Request (whether pursuant to the events specified in clause (y) above or otherwise) and the available principal amount of Competitive Loans to be allocated among the Lenders is not sufficient to enable Competitive Loans to be allocated to each Lender in a minimum principal amount of $5,000,000 and in integral multiples of $1,000,000, then the Borrower shall select the Lenders to be allocated such Competitive Loans and shall round allocations up or down to the next higher or lower multiple of $1,000,000 as it shall deem appropriate. A notice given by the Borrower pursuant to this paragraph (d) shall be irrevocable.

           (e) The Auction Administration Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopier, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted. After completing the notifications referred to in the immediately preceding sentence, the Auction Administration Agent shall (i) notify the Agent of each Competitive Bid that has been accepted, the amount thereof, and the Competitive Bid Rate therefor and (ii) notify each Lender of the aggregate principal amount of all Competitive Bids accepted.

           (f) Upon receipt from the Agent of the Eurodollar Rate applicable to any Eurodollar Loan to be made by any Lender pursuant to a Competitive Bid that has been accepted by the Borrower pursuant to Section 2.3(d), the
      Auction Administration Agent shall notify such Lender of (i) the applicable Eurodollar Rate and (ii) the sum of the applicable Eurodollar Rate plus the Applicable Margin bid by such Lender.

           (g) No Competitive Bid Request shall be made within three Business Days of the date of any other Competitive Bid Request, unless the Borrower and the Auction Administration Agent shall mutually agree otherwise.

           (h) If the Auction Administration Agent shall at any time have a Commitment hereunder and shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the Borrower one quarter of an hour earlier than the latest time at which the other Lenders are required to submit their bids to the Auction Administration Agent pursuant to paragraph (b) above.

           (i) All notices required by this Section 2.3 shall be made in accordance with Section 9.6.

      2.4 Committed Borrowing Procedure. In order to effect a Committed Borrowing, the Borrower shall hand deliver or telecopy to the Agent a duly completed request for Committed Borrowing, substantially in the form of Exhibit A-2 hereto (a "Notice of Committed Borrowing"), (i) in the case of Eurodollar Loans, not later than 11:00 a.m., Dallas, Texas time, three Business Days before the Borrowing Date specified for a proposed Committed Borrowing, and (ii) in the case of Base Rate Loans, not later than 11:00 a.m., Dallas, Texas time, on the Business Day which is the Borrowing Date specified for a proposed Committed Borrowing. No Fixed Rate Loan shall be requested or made pursuant to a Notice of Committed Borrowing. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify (w) whether the Loans then being requested are to be made as Facility A Committed Loans or Facility B Committed Loans, (x) whether the Loans then being requested are to be Eurodollar Loans, or Base Rate Loans, (y) the Borrowing Date of such Loans (which shall be a Business Day) and the aggregate amount thereof (which shall not be less than $5,000,000 and shall be an integral multiple of $1,000,000), and (z) in the case of a Eurodollar Loan, the Interest Period with respect thereto (which shall not end later than the Termination Date). If no Interest Period with respect to any Eurodollar Loan is specified in any such Notice of Committed Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly, and in any event on the same day the Agent receives a Notice of Committed Borrowing pursuant to this Section 2.4, if such notice is received by 10:00 a.m., Dallas, Texas time on a Business Day and otherwise on the next succeeding Business Day, the Agent shall advise the other Lenders of such Notice of Committed Borrowing and of each Lender's portion of the requested Facility A or Facility B Committed Borrowing by telecopier. Each Committed Borrowing shall consist of Loans of the same Type made on the same day and having the same Interest Period.

      2.5 Refinancings; Conversions. (a) The Borrower may refinance all or any part of any Loan with a Loan of the same or a different type made pursuant to
Section 2.3 or Section 2.4, subject to the conditions and limitations set forth herein and elsewhere in this Agreement, including, without limitation, refinancings of Competitive Loans with Committed Loans and Committed Loans with Competitive Loans. Any Loan or part thereof so refinanced shall be deemed to be repaid in accordance with Section 2.9 with the proceeds of a new Borrowing hereunder and the proceeds of the new Loan, to the extent they do not exceed the principal amount of the Loan being refinanced, shall not be paid by the Lenders to the Agent or by the Agent to the Borrower pursuant to Section 2.8(c); provided, however, that (i) if the principal amount extended by a Lender in a refinancing is greater than the principal amount extended by such Lender in the Borrowing being refinanced, then such Lender shall pay such difference to the Agent for distribution to the Lenders described in (ii) below, (ii) if the principal amount extended by a Lender in the Borrowing being refinanced is greater than the principal amount being extended by such Lender in the refinancing, the Agent shall return the difference to such Lender out of amounts received pursuant to (i) above, (iii) to the extent any Lender fails to pay the Agent amounts due from it pursuant to (i) above, any Loan or portion thereof being refinanced shall not be deemed repaid in accordance with Section 2.9 to the extent of such failure and the Borrower shall pay such amount to the Agent pursuant to Section 2.9, and (iv) to the extent the Borrower fails to pay to the Agent any amounts due in accordance with Section 2.9 as a result of the failure of a Lender to pay the Agent any amounts due as described in (iii) above, the portion of any refinanced Loan deemed not repaid shall be deemed to be outstanding solely to the Lender which has failed to pay the Agent amounts due from it pursuant to (i) above to the full extent of such Lender's portion of such refinanced Loan.

      (b) Subject to the conditions and limitations set forth in this Agreement, the Borrower shall have the right from time to time to convert all or part of one Type of Committed Loan into another Type of Committed Loan or to continue all or a part of any Committed Loan that is a Eurodollar Loan from one Interest Period to another Interest Period by giving the Agent written notice (by means of a Notice of Committed Borrowing) (i) in the case of Eurodollar Loans, not later than 10:00 a.m., Dallas, Texas time, three Business Days before the date specified for such proposed conversion or continuation, and (ii) in the case of Base Rate Loans, not later than 10:00 a.m., Dallas, Texas time, on the Business Day which is the date specified for such proposed conversion or continuation. Such notice shall specify (A) the proposed date for conversion or continuation,
(B) the amount of the Committed Loan to be converted or continued, (C) in the case of conversions, the Type of Committed Loan to be converted into, and (D) in the case of a continuation of or conversion into a Eurodollar Loan, the duration of the Interest Period applicable thereto; provided that (1) Eurodollar Loans may be converted only on the last day of the applicable Interest Period, (2) except for conversions to Base Rate Loans, no conversion shall be made while a Default or Event of Default has occurred and is continuing and no continuations of any Eurodollar Loan from one Interest Period to another Interest Period shall be made while a Default or Event of Default has occurred and is continuing, unless such conversion or continuation has been approved by Majority Lenders, and (3) each such conversion or continuation shall be in an amount not less than $5,000,000 and shall be an integral multiple of $1,000,000. All notices given under this Section shall be irrevocable. If the Borrower shall fail to give the Agent the notice as specified above for continuation or conversion of a Eurodollar Loan prior to the end of the Interest Period with respect thereto, such Eurodollar Loan shall automatically be converted into a Base Rate Loan on the last day of the Interest Period for such Eurodollar Loan.

      2.6 Commitment Fees. The Borrower agrees to pay to each Lender, through the Agent, on each Quarterly Payment Date and on the Termination Date or the Facility B Termination Date, as applicable, in immediately available funds, a commitment fee (a "Commitment Fee") calculated on both the unused (without regard to any deemed usage pursuant to Section 2.1) Facility A Commitment and the unused Facility B Commitment by multiplying the applicable percentage (the "Commitment Fee Percentage") set forth below by (a) in the case of Facility A, the sum (but not less than zero) of (i) the average daily unused (without regard to any deemed usage pursuant to Section 2.1) portion of the Facility A Commitment minus (ii) the amount of the average daily outstanding Competitive Loans made by such Lender, and (b) in the case of Facility B, the average daily unused portion of the Facility B Commitment of such Lender, as applicable, during the preceding quarter (or shorter period commencing with the date hereof and/or ending with the Termination Date or the Facility B Termination Date, as applicable):

=============================================================
                              Applicable       Applicable
    Borrower's Senior         Facility A       Facility B
 Unsecured Long-Term Debt     Percentage       Percentage
          Rating
-------------------------------------------------------------
  BBB+ or Baa1 or better     .10 percent      .07 percent
-------------------------------------------------------------
       BBB or Baa2           .125 percent     .09 percent
-------------------------------------------------------------
       BBB- or Baa3          .15 percent      .12 percent
-------------------------------------------------------------
        BB+ or Ba1           .225 percent     .20 percent
-------------------------------------------------------------
    BB or Ba2 or below       .275 percent     .25 percent
=============================================================


Notwithstanding the foregoing, the Commitment Fee Percentage from the date hereof until September 30, 1997 shall be based on a Senior Unsecured Long-Term Debt Rating of BBB+, unless a different actual rating has been assigned by Moody's or S&P that takes into account the Acquisition, in which case such actual rating shall apply.

      All Commitment Fees shall be computed by the Agent on the basis of the actual number of days elapsed in a year of 365 days, and shall be conclusive and binding for all purposes, absent manifest error. The Commitment Fee due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on the earlier of the Termination Date or the Facility B Termination Date, as applicable, and the termination of the Facility A Commitment or Facility B Commitment, as applicable, of such Lender as provided herein. No Commitment Fee shall be payable on the Facility B Commitment after the Facility B Conversion. Notwithstanding the foregoing, in no event shall any Lender be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

      2.7  Optional  Termination  and  Reduction of  Commitments.(a)  Subject to
Section 2.13(b), the Borrower may permanently terminate, or from time to time in part permanently reduce, either or both of the Total Facility A Commitment or the Total Facility B Commitment, in each case upon at least ten Business Days' prior written notice to the Agent (who shall promptly forward a copy thereof to each Lender and, if related to the Facility A Commitment, the Auction Administration Agent). Such notice shall specify the date and the amount of the termination or reduction of either or both of the Total Facility A Commitment or the Total Facility B Commitment. Each such partial reduction of either or both of the Total Facility A Commitment or the Total Facility B Commitment shall be in a minimum aggregate principal amount of $5,000,000 and in an integral multiple of $1,000,000.

           (b) If the Total Facility B Commitment is being reduced pursuant to subsection (a) above and no Default or Event of Default has occurred and is continuing, the reduction shall apply first to Tranche B-1, with the remainder to be applied to Tranche B-2.

           (c) On the Termination Date the Total Facility A Commitment shall be zero.


           (d) On the Facility B Termination Date, the Total Facility B Commitment shall be zero.

           (e) Subject to the provisions of Section 2.7(b) above, each reduction in the Total Facility A Commitment or the Total Facility B Commitment pursuant to this paragraph shall be made ratably among the Lenders in accordance with their respective Facility A Commitments or Facility B Commitments, as applicable.

           (f) Simultaneously with any termination or reduction of the Facility A Commitments or Facility B Commitments pursuant to this paragraph, the Borrower shall pay to the Agent for the accounts of the Lenders the Commitment Fees on the amount of the Total Facility A or Facility B Commitment, as applicable, so terminated or reduced, accrued through the date of such termination or reduction.

      2.8 Loans.  (a) Each  Borrowing  made by the Borrower on any date shall be
(i) in the case of Competitive Loans, in an integral multiple of $1,000,000 and in a minimum aggregate principal amount of $5,000,000 and (ii) in the case of Committed Loans, in an integral multiple of $1,000,000 and in a minimum aggregate principal amount of $5,000,000. Competitive Loans shall be made by the Lenders in accordance with Section 2.3(d), and Committed Loans shall be made by the Lenders ratably in accordance with their respective Commitments on the Borrowing Date of the Committed Borrowing; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder.

           (b) Each Competitive Loan shall be a Eurodollar Loan or a Fixed Rate Loan, and each Committed Loan shall be a Eurodollar Loan or a Base Rate Loan, as the Borrower may request subject to and in accordance with
      Section 2.3 or Section 2.4, as applicable. Each Lender may at its option make any Eurodollar Loan by causing a foreign branch of such Lender to make such Loan; provided, however, that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of the applicable Note and this Agreement. Loans of more than one interest rate option may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Loan which, if made, would result in an aggregate of more than 10 separate Borrowings being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

           (c) Subject to Section 2.5, each Lender shall make its portion of each Competitive Borrowing and each Committed Borrowing on the proposed Borrowing Date thereof by paying the amount required to the Agent in Dallas, Texas in immediately available funds not later than 12:00 noon, Dallas, Texas time, and the Agent shall by 2:00 p.m., Dallas, Texas time, credit the amounts so received to the general deposit account of the Borrower with the Agent or, if Loans are not made on such date because any condition precedent to a Borrowing herein specified shall not have been met, return the amounts so received to the respective Lenders as soon as practicable; provided, however, if and to the extent the Agent fails to return any such amounts to a Lender on the Borrowing Date for such Borrowing, the Agent shall pay interest on such unreturned amounts, for each day from such Borrowing Date to the date such amounts are returned to such Lender, at the Federal Funds Rate.

           (d) The outstanding principal amount of each Competitive Loan and each Committed Loan which is a Eurodollar Loan shall be due and payable on the last day of the Interest Period applicable to such Competitive Loan or Committed Loan, as the case may be, and the outstanding principal balance of each Committed Loan which is a Base Rate Loan shall be due and payable on the Termination Date or the Facility B Termination Date, as applicable; provided that, after the Facility B Conversion, the outstanding principal balance of the Facility B Committed Loans shall be due and payable in accordance with the provisions of Section 2.13 (c) hereof.

      2.9 Notes. The Competitive Loans made by each Lender shall be evidenced by a single Competitive Note, payable to the order of such Lender in a principal amount equal to the Total Facility A Commitment. The Facility A Committed Loans made by each Lender shall be evidenced by a single Facility A Committed Note, payable to the order of such Lender in a principal amount equal to the Facility A Commitment of such Lender. The Facility B Committed Loans made by each Lender shall be evidenced by a single Facility B Committed Note payable to the order of such Lender in a principal amount equal to the Facility B Commitment of such Lender. Each Note shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in Section 2.10 and Section 2.11. Each Lender shall, and is hereby authorized by the Borrower to, make in its records relating to such Note an appropriate notation evidencing the date and amount of each Competitive Loan or Committed Loan, as applicable, of such Lender, and each payment or prepayment of principal of any Competitive Loan or Committed Loan, as applicable. The aggregate unpaid principal amount so recorded shall be presumptive evidence of the principal amount owing by the Borrower to a Lender and unpaid under the Note of such Lender. The failure of any Lender to make such a notation or any error therein shall not in any manner affect the obligation of the Borrower to repay the Competitive Loans or Committed Loans, as applicable, made by such Lender in accordance with the terms of the relevant Note.

      2.10 Interest on Loans. (a) Subject to the provisions of Section 2.11, each Eurodollar Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the lesser of (i) the Highest Lawful Rate and (ii) the Eurodollar Rate for the Interest Period in effect for such Loan (A) plus or minus, as the case may be, in the case of each Competitive Loan, the Applicable Margin specified by a Lender with respect to such Loan in its Competitive Bid submitted pursuant to
Section 2.3(b) and (B) plus, in the case of each Committed Loan, the Applicable Margin. Interest on each Eurodollar Loan shall be payable on each Interest
Payment Date applicable thereto. The applicable Eurodollar Rate for each Interest Period shall be determined by the Agent, and such determination shall be conclusive absent manifest error.

           (b) Subject to the provisions of Section 2.11, each Base Rate Loan shall bear interest at the rate per annum (computed on the basis of the actual number of days elapsed over a year of (x) 365 or 366 days, as the case may be if the Base Rate is based on the Prime Rate or (y) 360 days if the Base Rate is based on the Federal Funds Rate) equal to the lesser of
      (i) the Highest Lawful Rate and (ii) the Base Rate plus the Applicable Margin. Interest on each Base Rate Loan shall be payable on each Quarterly Payment Date applicable thereto. The applicable Base Rate shall be determined by the Agent, and such determination shall be conclusive absent manifest error.

           (c) Subject to the provisions of Section 2.11, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.3. Interest on each Fixed Rate Loan shall be payable on each Interest Payment Date applicable thereto.

      2.11 Interest on Overdue Amounts. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, the Borrower shall on demand from time to time pay interest, to the extent permitted by Law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum equal to the lesser of (i) the Highest Lawful Rate and (ii) the Default Rate.

      2.12 Alternate Rate of Interest for Eurodollar Loans.In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Agent shall have determined that dollar deposits in the amount of the requested principal amount of such Eurodollar Loan are not generally available in the London interbank market, or that dollar deposits are not generally available in the London interbank market for the requested Interest Period, or that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining such Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Eurodollar Rate, the Agent shall, as soon as practicable thereafter, give telecopy notice of such determination, stating the specific reasons therefor, to the Borrower, the Auction Administration Agent, and the Lenders. In the event of any such determination, any request by the Borrower for a Eurodollar Loan that is a Committed Loan shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Base Rate Loan. Each determination by the Agent hereunder shall be conclusive absent manifest error.

      2.13 Mandatory and Optional Prepayment of Loans. (a) Prior to the Termination Date or the Facility B Termination Date, as applicable, the Borrower shall have the right at any time to prepay any Committed Borrowing, in whole or in part, subject to the requirements of Section 2.16 and Section 2.17 but otherwise without premium or penalty, but prepayment of Eurodollar Loans shall require at least five Business Days prior written notice to the Agent; provided, however, that each such partial prepayment shall be in an integral multiple of $1,000,000 and in a minimum aggregate principal amount of $2,000,000. Each notice of prepayment shall specify the prepayment date and the aggregate principal amount of each Borrowing to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein. The Borrower shall not have the right to prepay any Competitive Borrowing.

           (b) On the date of any termination or reduction of the Total Facility A Commitment or the Total Facility B Commitment pursuant to Section 2.7(a), the Borrower shall pay or prepay so much of the Loans as shall be necessary in order that the aggregate principal amount of the Loans outstanding will not exceed the Total Facility A Commitment or the Total Facility B Commitment following such termination or reduction. Subject to the foregoing and the requirements of Section 2.7, any such payment or prepayment shall be applied to such Borrowing or Borrowings as the Borrower shall select. All prepayments under this paragraph shall be subject to Section 2.16 and Section 2.17.

           (c) After a Facility B Conversion, the principal of the Term Loan shall be due and payable as follows:

                (i) commencing on December 31, 1998, and continuing on each Quarterly Payment Date thereafter, principal installments in an amount equal to the percentages set forth below multiplied by the original principal amount of the Term Loan:

           Quarterly Payment Dates                       Percentage Amortization

           December 31, 1998 through September 30, 1999          1.25%

           December 31, 1999 through September 30, 2000          1.25%

           December 31, 1999 through September 30, 2001          2.50%

           December 31, 2001 through June 30, 2002               2.50%; and

                (ii) on the Termination Date, the entire remaining principal amount of the Term Loan shall be due and payable.

           (d) After a Facility B Conversion and prior to the Termination Date, the Borrower shall have the right at any time to prepay the Term Loan, in whole or in part, without premium or penalty; provided, however, that (i) each such partial prepayment shall be in an integral multiple of $1,000,000 and in a minimum aggregate principal amount of $5,000,000 and
      (ii) except after the occurrence and during the continuance of a Default or an Event of Default, each such prepayment shall be applied in order of maturity, and first to Tranche B-1 and then to Tranche B-2.

           (e) Upon the sale by the Borrower or any Subsidiary of any of its assets, the Borrower shall prepay the Facility B Committed Loans (or the Term Loan if the Facility B Conversion has occurred) in an amount equal to 100% of the Net Cash Proceeds received above five percent of the Consolidated Net Worth of the Companies by the Borrower or any Subsidiary; provided that no prepayment shall be required if the proceeds of such asset sale are reinvested in equivalent assets within the 12-month period immediately following the sale. Any prepayment made under this Section 2.13(e) (i) shall reduce the Total Facility B Commitment by the amount of such prepayment and (ii) after the Facility B Conversion has occurred shall, except after the occurrence and during the continuance of a Default or an Event of Default, be applied in order of maturity, and first to Tranche B-1 and then to Tranche B-2.

           (f) Upon the issuance by the Borrower of any public or privately placed Debt or equity securities, the Borrower shall prepay the Facility B Committed Loans (or the Term Loan if the Facility B Conversion has occurred) in an amount equal to 100% of the Net Cash Proceeds received by the Borrower. Any prepayment made under this Section 2.13(f) (i) shall reduce the Total Facility B Commitment by the amount of such prepayment and (ii) after the Facility B Conversion has occurred, shall, except after the occurrence and during the continuance of a Default or an Event of Default, be applied in order of maturity, and first to Tranche B-1 and then to Tranche B-2; provided that, the Total Facility B Commitment (or after the Facility B Conversion, the Term Loan) shall not be required to be reduced to an amount which, when added to the Total Facility A Commitment, is less than $800,000,000.

           (g) All prepayments under this Section 2.13 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

      2.14 Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision herein, if after the date of this Agreement any Regulatory Change (i) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan or Fixed Rate Loan made by such Lender or any other fees or amounts payable hereunder (other than (x) Taxes imposed on or measured by the capital, receipts or franchises of such Lender or the overall gross or net income of such Lender by the jurisdiction in which such Lender has its principal office or by any political subdivision or taxing authority therein (or any Tax which is enacted or adopted by such jurisdiction, political subdivision, or taxing authority as a direct substitute for any such Taxes) or (y) any Tax, assessment, or other governmental charge that would not have been imposed but for the failure of any Lender to comply with any certification, information, documentation, or other reporting requirement), (ii) shall impose, modify, or deem applicable any reserve, special deposit, or similar requirement with respect to any Eurodollar Loan, against assets of, deposits with or for the account of, or credit extended by, such Lender under this Agreement, or (iii) with respect to any Eurodollar Loan, shall impose on such Lender or the London interbank market any other condition affecting this Agreement or any Eurodollar Loan made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of maintaining its Commitment or of making or maintaining any Eurodollar Loan or Fixed Rate Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest, or otherwise) in respect thereof by an amount deemed in good faith by such Lender to be material, then the Borrower shall pay to the Agent for the account of such Lender such additional amount or amounts as will compensate such Lender for such increase or reduction to such Lender, to the extent such amounts have not been included in the calculation of the Eurodollar Rate, upon demand by such Lender (through the Agent). Notwithstanding the foregoing, in no event shall any Lender be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

           (b) If any Lender shall have determined in good faith that any Regulatory Change regarding capital adequacy or compliance by any Lender (or its parent or any lending office of such Lender) with any request or directive regarding capital adequacy (whether or not having the force of
      Law) of any Tribunal, monetary authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (or its parent's) capital as a consequence of its obligations hereunder to a level below that which such Lender (or its parent) could have achieved but for such Regulatory Change, or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed in good faith by such Lender to be material, then from time to time, the Borrower shall pay to the Agent for the account of such Lender such additional amount or amounts as will compensate such Lender for such reduction upon demand by such Lender (through the Agent). Notwithstanding the foregoing, in no event shall any Lender be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

           (c) A certificate of a Lender setting forth in reasonable detail (i) the Regulatory Change or other event giving rise to such costs, (ii) such amount or amounts as shall be necessary to compensate such Lender as specified in paragraph (a) or (b) above, as the case may be, and (ii) the calculation of such amount or amounts under clause (a)(i), shall be delivered to the Borrower (with a copy to the Agent) promptly after such Lender determines it is entitled to compensation under this Section 2.14, and shall be conclusive and binding absent manifest error. The Borrower shall pay to the Agent for the account of such Lender the amount shown as due on any such certificate within 15 days after its receipt of the same. In preparing such certificate, such Lender may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

           (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any Interest Period shall not constitute a waiver of such Lender's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to such Interest Period or any other Interest Period. The protection of this Section 2.14 shall be available to each Lender regardless of any possible contention of invalidity or inapplicability of the law, regulation, or condition which shall have been imposed.

           (e) In the event any Lender shall seek compensation  pursuant to this
      Section 2.14, the Borrower may, provided no Event of Default has occurred and is continuing, give notice to such Lender (with copies to the Agents) that it wishes to seek one or more Eligible Assignees to assume the Commitment of such Lender and to purchase its outstanding Loans and Notes (if any). Each Lender requesting compensation pursuant to this Section
      2.14 agrees to sell its Commitment, Loans, Notes, and interest in this Agreement and the other Loan Papers to any such Eligible Assignee for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on such Loans and Notes plus all other fees and amounts (including, without limitation, any compensation claimed by such Lender under this Section 2.14 and as to which such Lender has delivered the certificate required by Section 2.14(c) on or before the date such Commitment, Loans, and Notes are purchased) due such Lender hereunder calculated, in each case, to the date such Commitment, Loans, Notes (if any), and interest are purchased, whereupon such Lender shall have no further Commitment or other obligation to the Borrower hereunder or under any other Loan Paper.

           (f) Notwithstanding anything herein to the contrary, no Lender shall be entitled to any compensation under this Section 2.14 with respect to any Competitive Loan.

           (g) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 2.14, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

           (h) Without prejudice to the survival of any other obligations of the Borrower hereunder, the obligations of the Borrower under this Section
      2.14 shall survive for one year after the termination of this Agreement and/or the payment or assignment of any of the Loans or Notes.

      2.15 Change in Legality. (a) Notwithstanding anything to the contrary herein contained, if any Regulatory Change shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby, then, by written notice to the Borrower and to the Agents, such Lender may:

              (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon the Borrower shall be prohibited from requesting Eurodollar Loans from such Lender hereunder unless such declaration is subsequently withdrawn; and

                (ii) if such unlawfulness shall be effective prior to the end of any Interest Period of an outstanding Eurodollar Loan, require that all outstanding Eurodollar Loans with such Interest Periods made by it be converted to Base Rate Loans, in which event (A) all such Eurodollar Loans shall be automatically converted to Base Rate Loans as of the effective date of such notice as provided in paragraph (b) below and (B) all payments and prepayments of principal which would otherwise have been applied to repay the converted Eurodollar Loans shall instead be applied to repay the Base Rate Loans resulting from the conversion of such Eurodollar Loans.

           (b) For purposes of this Section 2.15, a notice to the Borrower (with a copy to the Agent) by any Lender pursuant to paragraph (a) above shall be effective on the date of receipt thereof by the Borrower.

      2.16 INDEMNITY. THE BORROWER SHALL INDEMNIFY EACH LENDER AGAINST ANY LOSS OR REASONABLE EXPENSE WHICH SUCH LENDER MAY SUSTAIN OR INCUR AS A CONSEQUENCE OF
(A) ANY FAILURE BY THE BORROWER TO FULFILL ON THE DATE OF ANY BORROWING HEREUNDER THE APPLICABLE CONDITIONS SET FORTH IN SECTION 4, (B) ANY FAILURE BY THE BORROWER TO BORROW HEREUNDER AFTER A NOTICE OF COMMITTED BORROWING PURSUANT TO SECTION 2 HAS BEEN GIVEN OR AFTER COMPETITIVE BIDS HAVE BEEN ACCEPTED, (C) ANY PAYMENT, PREPAYMENT, OR CONVERSION OF A EURODOLLAR LOAN OR FIXED RATE LOAN REQUIRED BY ANY OTHER PROVISION OF THIS AGREEMENT OR OTHERWISE MADE ON A DATE OTHER THAN THE LAST DAY OF THE APPLICABLE INTEREST PERIOD FOR ANY REASON, INCLUDING WITHOUT LIMITATION THE ACCELERATION OF OUTSTANDING LOANS AS A RESULT OF ANY EVENT OF DEFAULT, (D) ANY FAILURE BY THE BORROWER FOR ANY REASON (INCLUDING WITHOUT LIMITATION THE EXISTENCE OF A DEFAULT OR AN EVENT OF DEFAULT) TO PAY, PREPAY OR CONVERT A EURODOLLAR LOAN ON THE DATE FOR SUCH PAYMENT,
PREPAYMENT OR CONVERSION, SPECIFIED IN THE RELEVANT NOTICE OF PAYMENT, PREPAYMENT OR CONVERSION UNDER THIS AGREEMENT. THE INDEMNITY OF THE BORROWER PURSUANT TO THE IMMEDIATELY PRECEDING SENTENCE SHALL INCLUDE, BUT NOT BE LIMITED TO, ANY LOSS OR REASONABLE EXPENSE SUSTAINED OR INCURRED OR TO BE SUSTAINED OR INCURRED IN LIQUIDATING OR EMPLOYING DEPOSITS FROM THIRD PARTIES ACQUIRED TO EFFECT OR MAINTAIN SUCH LOAN OR ANY PART THEREOF AS A EURODOLLAR LOAN OR FIXED RATE LOAN. SUCH LOSS OR REASONABLE EXPENSE SHALL INCLUDE, WITHOUT LIMITATION, AN AMOUNT EQUAL TO THE EXCESS, IF ANY, AS REASONABLY DETERMINED BY EACH LENDER OF
(I) ITS COST OF OBTAINING THE FUNDS FOR THE LOAN BEING PAID, PREPAID, OR CONVERTED OR NOT BORROWED, PAID, PREPAID OR CONVERTED (BASED ON THE EURODOLLAR RATE OR, IN THE CASE OF A FIXED RATE LOAN, THE FIXED RATE OF INTEREST APPLICABLE THERETO) FOR THE PERIOD FROM THE DATE OF SUCH PAYMENT, PREPAYMENT, OR CONVERSION OR FAILURE TO BORROW, PAY, PREPAY OR CONVERT TO THE LAST DAY OF THE INTEREST PERIOD FOR SUCH LOAN (OR, IN THE CASE OF A FAILURE TO BORROW, PAY, PREPAY OR CONVERT, THE INTEREST PERIOD FOR THE LOAN WHICH WOULD HAVE COMMENCED ON THE DATE OF SUCH FAILURE TO BORROW, PAY, PREPAY OR CONVERT) OVER (II) THE AMOUNT OF INTEREST (AS REASONABLY DETERMINED BY SUCH LENDER) THAT WOULD BE REALIZED BY SUCH LENDER IN REEMPLOYING THE FUNDS SO PAID, PREPAID, OR CONVERTED OR NOT BORROWED, PAID, PREPAID OR CONVERTED FOR SUCH PERIOD OR INTEREST PERIOD, AS THE CASE MAY BE. A CERTIFICATE OF EACH LENDER SETTING FORTH ANY AMOUNT OR AMOUNTS AND, IN REASONABLE DETAIL, THE COMPUTATIONS THEREOF, WHICH SUCH LENDER IS ENTITLED TO RECEIVE PURSUANT TO THIS SECTION 2.16 SHALL BE DELIVERED TO THE BORROWER (WITH A COPY TO THE AGENT) AND SHALL BE CONCLUSIVE, IF MADE IN GOOD FAITH, ABSENT MANIFEST ERROR. THE BORROWER SHALL PAY TO THE AGENT FOR THE ACCOUNT OF EACH LENDER THE AMOUNT SHOWN AS DUE ON ANY CERTIFICATE WITHIN 30 DAYS AFTER ITS RECEIPT OF THE SAME. NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL ANY LENDER BE PERMITTED TO RECEIVE ANY COMPENSATION HEREUNDER CONSTITUTING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER OBLIGATIONS OF THE BORROWER HEREUNDER, THE OBLIGATIONS OF THE BORROWER UNDER THIS SECTION 2.16 SHALL SURVIVE FOR ONE YEAR AFTER THE TERMINATION OF THIS AGREEMENT AND/OR THE PAYMENT OR ASSIGNMENT OF ANY OF THE LOANS OR NOTES.

      2.17 Pro Rata Treatment. (a) Unless otherwise specifically provided herein, each payment or prepayment of principal and each payment of interest with respect to a Competitive Borrowing (at a particular Competitive Bid Rate) or a Committed Borrowing shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans extended by each Lender, if any, with respect to such Competitive Borrowing or Committed Borrowing, and (b) conversions of Committed Loans to Committed Loans of another Type, continuations of Committed Loans that are Eurodollar Loans from one Interest Period to another Interest Period, refinancings of Competitive Loans with Committed Loans, and Committed Loans which are not refinancings of other Loans shall be made pro rata among the Lenders in accordance with their respective Commitments.

      2.18 Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff, or counterclaim against the Borrower, including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable Debtor Relief Law or otherwise, obtain payment (voluntary or involuntary) in respect of the Committed Note held by it (other than pursuant to Section 2.14 or Section 2.16) as a result of which the unpaid principal portion of the Committed Note held by it shall be proportionately less than the unpaid principal portion of the Committed Note held by any other Lender, it shall be deemed to have simultaneously purchased from such other Lender a participation in the Committed Note held by such other Lender, so that the aggregate unpaid principal amount of the Committed Note and participations in Committed Notes held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Committed Notes then outstanding as the principal amount of the Committed Note held by it prior to such exercise of banker's lien, setoff, or counterclaim was to the principal amount of all Committed Notes outstanding prior to such exercise of banker's lien, setoff, or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this
Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Committed Note deemed to have been so purchased may, upon the existence of an Event of Default, exercise any and all rights of banker's lien, setoff, or counterclaim with respect to any and all moneys owing by the Borrower to such Lender as fully as if such Lender had made a Committed Loan directly to the Borrower in the amount of such participation.

      2.19 Payments. (a) The Borrower shall make each payment hereunder and under any instrument delivered hereunder not later than 1:00 p.m. (Dallas, Texas time) on the day when due in dollars to the Agent at its address  referred to on
Schedule 1 for the account of the Lenders, in immediately available funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal of or interest on Committed Loans (other than pursuant to Section 2.14 and Section 2.16) or Commitment Fees ratably to the Lenders and like funds relating to the payment of any other amount (including, without limitation, payments of principal or interest on Competitive Loans and prepayments on Facility B Committed Loans which are not made ratably to the Lenders) payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

           (b) Whenever any payment hereunder or under any Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in all such case be included in the computation of payment of interest or Commitment Fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of a Eurodollar Loan to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

           (c) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made or will make such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

           (d) All   payments   (whether   of   principal,   interest,   fees,
      reimbursements, or otherwise) by the Borrower under this Agreement shall be made without setoff or counterclaim and shall be made free and clear of and without deduction for any present or future Tax, levy, impost, or any other charge against the Borrower, if any, of any nature whatsoever now or hereafter imposed by any Tribunal excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the Laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof. If the making of such payments by the Borrower is prohibited by Law unless such a Tax, levy, impost, or other charge is deducted or withheld therefrom, the Borrower shall pay to the Agent, on the date of each such payment, such additional amounts (without duplication of any other amounts required to be paid by the Borrower pursuant to Section 2.14) as may be necessary in order that the net amounts received by the Lenders after such deduction or withholding shall equal the amounts which would have been received if such deduction or withholding were not required. The Borrower shall confirm that all applicable Taxes, if any, imposed on this Agreement or transactions hereunder shall have been properly and legally paid by it to the appropriate taxing authorities by sending official Tax receipts or notarized copies of such receipts to the Agent within 30 days after payment of any applicable Tax.

           (e) So long as no Event of Default has occurred and is continuing, payments and prepayments of the Obligation shall be applied first to accrued interest then due and payable and to the remaining Obligation in the order and manner as the Borrower may direct; provided, however, unless a Default or Event of Default has occurred and is continuing, any payments and prepayments made pursuant to Section 2.7(a) or Sections 2.13(a) through (f) with respect to Facility B Committed Loans shall be applied first to accrued interest then due and payable, then to principal of Tranche B-1 and finally to principal of Tranche B-2, and in order of maturity. At any time during which an Event of Default has occurred and is continuing or if the Borrower fails to give direction, any payment or prepayment shall be applied in the following order: (i) to expenses and fees for which the Agents and the Lenders have not been reimbursed in accordance with the Loan Papers; (ii) to accrued interest; and (iii) to the remaining Obligation in the order and manner as the Majority Lenders deem appropriate.

      2.20 Calculation of Eurodollar Rate. The provisions of this Agreement relating to calculation of the Eurodollar Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate, it being understood that each Lender shall be entitled to fund and maintain its funding of all or any part of a Eurodollar Loan as it sees fit. All such determinations hereunder, however, shall be made as if each Lender had actually funded and maintained funding of each Eurodollar Loan through the purchase in the London interbank market of one or more eurodollar deposits, in an amount equal to the principal amount of such Loan and having a maturity corresponding to the Interest Period for such Loan.

      2.21 Booking Loans. Any Lender may make, carry, or transfer Loans at, to, or for the account of any of its branch offices.

      2.22 Quotation of Rates. It is hereby acknowledged that the Borrower may call the Agent on or before the date on which notice of a Borrowing is to be delivered by the Borrower in order to receive an indication of the rate or rates then in effect, but that such projection shall not be binding upon the Agent or any Lender nor affect the rate of interest which thereafter is actually in effect when the election is made.

SECTION 3. REPRESENTATIONS AND WARRANTIES.  The Borrower
-----------------------------------------
represents and warrants to the Agents and the Lenders as follows:

      3.1  Purpose of Credit Facility.  The Borrower will use Loan proceeds only
(i) to finance the Acquisition, (ii) to repay all of the indebtedness of the Borrower under the Existing Credit Agreement, (iii) to refinance existing senior credit facilities of the Borrower, PTI and PTI's subsidiaries, and (iv) for working capital and other lawful corporate purposes of the Companies. The proceeds loaned hereunder will not be used directly or indirectly for the purpose of purchasing or carrying, or for the purpose of extending credit to others for the purpose of purchasing or carrying, any Margin Stock, or to repay any Debt which was created for such purposes.

      3.2 Corporate Existence, Good Standing,and Authority. Each Company is, to the best of the Borrower's knowledge, duly organized, validly existing, and in good standing under the Laws of its state of incorporation (such jurisdictions being identified on Exhibit 21 of Borrower's most recent annual report filed with the Securities and Exchange Commission on Form 10-K). Except where failure would not reasonably be expected to have a Material Adverse Effect, each Company
(a) is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature and extent of its business and properties require the same (such jurisdictions being identified on Exhibit 21 of Borrower's most recent annual report filed with the Securities and Exchange Commission on Form 10-K) and (b) possesses all requisite authority, power, licenses, permits, and franchises to conduct its business as is now being, or is contemplated herein to be, conducted. The Borrower possesses all requisite authority, power, licenses, permits, and franchises to execute, deliver, and comply with the terms of the Loan Papers, all which have been duly authorized and approved by all necessary corporate action and, except where failure would not reasonably be expected to have a Material Adverse Effect, for which no approval or consent of any Person or Tribunal is required which has not been obtained and no filing or other notification to any Person or Tribunal is required which has not been properly completed.

      3.3 Subsidiaries.Exhibit 21 of Borrower's most recent annual report filed with the Securities and Exchange Commission on Form 10-K sets forth, in all material respects, all existing Subsidiaries of the Borrower and correctly lists, as to each Subsidiary, (a) its name and (b) its jurisdiction of incorporation. The shares of capital stock of each Subsidiary owned by the Borrower (either directly or indirectly through another Subsidiary) as set forth on Exhibit 21 of Borrower's most recent annual report filed with the Securities and Exchange Commission on Form 10-K are the duly authorized, validly issued, fully paid, and nonassessable shares of such Subsidiary and are owned by the Borrower free and clear of all Liens except Permitted Liens.

      3.4 Financial Statements. The Current Financials were prepared in accordance with GAAP and present fairly the consolidated financial condition and the results of operations of the Companies as of, and for the periods ended, the dates thereof. There were no material (to the Companies taken as a whole) liabilities, direct or indirect, fixed or contingent, of any Company as of the date of the Current Financials which are not reflected therein. No Company has incurred any material (to the Companies taken as a whole) liability, direct or indirect, fixed or contingent, between the dates of the Current Financials and the date hereof, except in the ordinary course of business, such as in connection with acquisitions and financing activities.

      3.5 Compliance with Laws, Charter, and Agreements.No Company is, nor will the execution, delivery, performance, or observance of the Loan Papers cause any Company to be, in violation of any Laws or any Material Agreements to which it is a party, other than such violations which would not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Significant Subsidiary is, nor will the execution, delivery, performance, or observance of the Loan Papers cause the Borrower or any Significant Subsidiary to be, in violation of its bylaws or charter.

      3.6 Litigation. Except as described on Schedule 3.6 and to the knowledge of the Borrower, no Company is aware of any "Material" Litigation, and there are no Material outstanding or unpaid judgments against any Company. Material for purpose of this Section 3.6 in relation to Litigation would include any actions or proceedings pending or threatened against any Company before any court or Tribunal seeking damages, net of insurance proceeds to the Company, in excess of $10,000,000 in any case or 1% of Consolidated Net Worth in the aggregate, or which might result in any Material Adverse Effect.

      3.7 Taxes. All Tax returns of each Company required to be filed have been filed (or extensions have been granted) except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and all Taxes imposed upon each Company which are due and payable have been paid other than Taxes for which the criteria for Permitted Liens have been satisfied.

      3.8 Environmental Matters. No Company's ownership of its assets violates any applicable Environmental Law, other than such violations which would not reasonably be expected to have a Material Adverse Effect. To the Borrower's knowledge, no investigation or review is pending or threatened by any Tribunal with respect to any alleged violation of any Environmental Law in connection with any Company's assets. None of any Company's assets have been used by such Company or, to the Borrower's knowledge, any other Person as a dump site for any Hazardous Substance except where such use would not reasonably be expected to have a Material Adverse Effect.

      3.9 Employee Benefit Plans.(a) No employee benefit plan as defined in the Code and Title IV of ERISA of any Company has incurred an accumulated funding deficiency in an amount sufficient to have a Material Adverse Effect, (b) no Company has incurred liability to the PBGC in connection with any such plan where such liability could reasonably be expected to have a Material Adverse Effect, (c) no Company has withdrawn in whole or in part from participation in a Multiemployer Plan where the withdrawal could reasonably be expected to have a Material Adverse Effect, and (d) to the best of the Borrower's knowledge, no "prohibited transaction" (as defined in section 406 of ERISA or section 4975 of the Code) or "reportable event" (as defined in section 4043 of ERISA) has occurred which could reasonably be expected to have a Material Adverse Effect.

      3.10 Properties; Liens. Each Company has good and marketable (except for Permitted Liens) title to all its property reflected on the Current Financials (except for dispositions of property in the ordinary course of business between the date or dates thereof and the date hereof). Except for Permitted Liens, there is no Lien on any property of any Company, and the execution, delivery, performance, or observance of the Loan Papers will not require or result in the creation of any Lien other than Permitted Liens.

      3.11 Holding Company and Investment  Company  Status.  The Borrower is not
(a) a "holding company," a "subsidiary company" of a "holding company," an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended, (b) a "public utility" within the meaning of the Federal Power Act, as amended, (c) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (d) an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended, or (e) directly subject to the jurisdiction of the Federal Communications Commission or any public service commission.

      3.12 Transactions with Affiliates. Except as disclosed on Schedule 3.12, no Company is a party to a material transaction with any of its Affiliates other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Company could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate. For purposes of this Section 3.12, such transactions are "material" if they, individually or in the aggregate, require any Company to pay more than 1 percent of Consolidated Net Worth over the course of such transactions.

      3.13 Leases. All material leases under which any Company is lessee or tenant are in full force and effect, and no default or potential default exists thereunder.

      3.14 Labor Matters. There are no actual or, to the Borrower's knowledge, threatened strikes, labor disputes, slow downs, walkouts, or other concerted interruptions of operations by any Company's employees, the effect of which would have a Material Adverse Effect.

      3.15 Insurance. Each Company maintains with financially sound insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and businesses against such casualties and contingencies and of such types and in such amounts (and with co-insurance and deductibles) as is customary in the case of same or similar businesses; provided, however, a program of self-insurance in such amounts and against such risks as are prudent and which is consistent with accepted business practice shall constitute compliance with this Section 3.15.

      3.16 Solvency. The Companies are, and after giving effect to the transactions contemplated under the Loan Papers will be, solvent.

      3.17 Business. The business of the Borrower, as presently conducted and as proposed to be conducted, is set forth on Schedule 3.17.

      3.18 General. All writings exhibited or delivered to the Agent by or on behalf of any Company are and will be genuine and in all material respects what they purport and appear to be.

SECTION 4. CONDITIONS PRECEDENT.
--------------------------------

      4.1 Initial Loan. No Lender will be obligated to fund the initial Loan unless the Agent has received all of the following in form and substance satisfactory to the Agent and its special counsel:

           (a) Loan Papers. This Agreement, the Notes, a Notice of Committed Borrowing or a Competitive Bid Request, and the Current Financials.

           (b) Officers' Certificates. A certificate dated as of the date hereof, executed and delivered by the Borrower, certifying that (i) attached is a true, correct, and complete copy of (A) the Borrower's charter, certified by the appropriate state official and dated a Current Date, (B) the Borrower's bylaws, and (C) resolutions of the Borrower's board of directors authorizing the execution and delivery of each Loan Paper to which the Borrower is a party and (ii) the officers whose specimen signatures appear on such certificate hold the corporate office indicated and are authorized to sign agreements, documents, and instruments on behalf of the Borrower.

           (c) Good Standing, Existence, and Authority. Certificates (dated a Current Date) relating to the Borrower's existence, good standing, and authority to transact business issued by appropriate state officials as set forth on Exhibit 21 of Borrower's most recent annual report filed with the Securities and Exchange Commission on Form 10-K.

           (d) Opinions of Borrower's Counsel. The favorable opinion, dated the Closing Date and substantially in the form of Exhibit E of Boles, Boles & Ryan, special counsel to the Borrower.

           (e) Payoff of Existing Loans. Evidence that all Debt of the Borrower under the Existing Credit Agreement has been paid in full and that the Existing Credit Agreement has been terminated.

           (f) Fees and Expenses. Payment from the Borrower of all fees then due the Agents or the Lenders pursuant to this Agreement or any other agreement.

           (g) Other. Such other agreements, documents, instruments, opinions, certificates, and evidences as the Agent may reasonably request.

      4.2 Initial Facility B Loan. No Lender will be obligated to fund the initial Facility B Committed Loan unless the Agent has received, in form and substance satisfactory to the Agent and its special counsel:

           (a) Closing of Acquisition. Evidence that all conditions precedent to the closing of the Acquisition (except payment of the purchase price) have been satisfied, together with copies of all of the executed Acquisition Documents.

           (b) Opinions of PTI's Counsel. A letter from PTI's counsel stating that the Agent and the Lenders may rely on PTI's counsel's opinion to the Borrower issued in connection with the Acquisition, together with a copy of such opinion, both in form and substance satisfactory to Agent.

      4.3 Each Loan. In addition, the Lenders will not be obligated to fund any Loan unless at the time of such funding (a) the representations and warranties made in the Loan Papers are true and correct in all material respects (except to the extent that (i) the representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated or permitted by this Agreement), (b) no Default or Event of Default shall have occurred and shall be continuing, (c) the funding of such Loan is permitted by Law, and (d) if requested by the Agent or the Majority Committed Lenders, the Borrower shall have delivered to the Agent evidence substantiating any of the matters contained in this Agreement which are necessary to enable the Borrower to qualify for such Loan.

      4.4 Materiality of Conditions.Each condition precedent herein is material to the transactions contemplated herein, and time is of the essence in respect of each thereof.

      4.5 Waiver of Conditions. Subject to the provisions of Section 9.15, the Majority Committed Lenders may elect to fund any Loan without all conditions being satisfied, but this shall not be deemed to be a waiver of the requirement that each such condition precedent be satisfied as a prerequisite for any subsequent Loan, unless the Majority Committed Lenders (or, if required by Section 9.15, all Lenders) specifically waive each such item in writing.

SECTION 5. COVENANTS.  So long as the Lenders are committed to
--------------------
make Loans under this Agreement and thereafter until the Obligation is paid and performed in full, unless the Borrower receives a prior written notice from the Majority Lenders (or, if required by Section 9.15, all Lenders) that they do not object to a deviation, the Borrower covenants and agrees with the Agents and the Lenders as follows:

      5.1 Use of Proceeds. Proceeds of Loans advanced hereunder shall be used only as represented herein.

      5.2 Books and Records. Each Company shall maintain, in accordance with GAAP, proper and complete books, records, and accounts which are necessary to prepare the financial statements required to be delivered hereunder.

      5.3 Items to be Furnished. The Borrower shall cause the following to be furnished to the Agent:

           (a) Promptly after preparation, and no later than 120 days after the last day of each fiscal year of the Borrower, Financial Statements showing the consolidated financial condition and results of operations of the Companies as of, and for the year ended on, such last day, accompanied by
      (i) the opinion of KPMG Peat Marwick LLP (or another firm of nationally-recognized independent certified public accountants reasonably acceptable to Majority Lenders), based on an audit using generally accepted auditing standards, that such Financial Statements were prepared in accordance with GAAP and present fairly the consolidated financial condition and results of operations of the Companies (and such accountants shall indicate in a letter to the Agent, that during their audit no Default or Event of Default not already reported was discovered or, if such Default or Event of Default was discovered, the nature and period of existence thereof) and (ii) a Financial Report Certificate with respect to such Financial Statements.

           (b) Promptly after preparation, and no later than 60 days after the last day of each of the first three quarters of each fiscal year of the Borrower, (i) Financial Statements showing the consolidated financial condition and results of operations of the Companies as of, and for the period from the beginning of the current fiscal year to, such last day, and (ii) a Financial Report Certificate with respect to such Financial Statements.

           (c) Promptly after preparation (and no later than the later of 15 days (a) after such filing is due or (b) after timely filing, if filed with the Securities and Exchange Commission), true copies of all regular and periodic reports, statements, documents, plans, and other written communications furnished by or on behalf of any Company to stockholders or to the Securities and Exchange Commission. However, only registration statements covering more than 2 percent of the Borrower's outstanding shares of common stock shall be required to be furnished unless specifically requested by the Agent.

           (d) Promptly upon receipt thereof, copies of any notices received from any Tribunal (including, without limitation, state regulatory agencies) relating to the possible violation or violation of any Law which might adversely affect the material franchises, permits, or rights for the operation of the business of any Company.

           (e) Notice, promptly after the Borrower knows or has reason to know of, (i) the existence of any Material Litigation as defined in Section 3.6, (ii) any material change in any material fact or circumstance represented or warranted in any Loan Paper, or (iii) a Default or Event of Default, specifying the nature thereof and what action the Borrower or any other Company has taken, is taking, or proposes to take with respect thereto.

           (f) Notice, promptly after the Borrower knows or has reason to know of, a Subsidiary Encumbrance, as defined in Section 5.25(c).

           (g) Promptly upon the Agent's reasonable request, such information (not otherwise required to be furnished under the Loan Papers) respecting the business affairs, assets, and liabilities of any Company, and any opinions, certifications, and documents, in addition to those mentioned herein.

      5.4 Inspection. The Borrower shall allow the Agent and each Lender, when the Agent or such Lender reasonably deems necessary, at such Lender's own expense if no Default then exists, to inspect any of its properties, to review reports, files, and other records and to make and take away copies thereof, to conduct tests or investigations, and to discuss any of its affairs, conditions, and finances with any director, officer, or employee of such Company from time to time, upon reasonable notice during reasonable business hours, or otherwise when reasonably considered necessary.

      5.5 Taxes. Each Company shall promptly pay when due any Taxes, except those which if unpaid would not cause a Material Adverse Effect and Taxes for which the criteria for Permitted Liens have been satisfied. No Company shall use any proceeds of Loans to pay the wages of employees unless a timely payment to or deposit with the United States of America of all amounts of Tax required to be deducted and withheld with respect to such wages is also made.

      5.6 Payment of Obligations. Each Company shall promptly pay (or renew and extend) all of its material obligations as the same become due, but no Company will make any voluntary prepayment of the principal of any Debt other than the Obligation, whether subordinate to the Obligation or not, if a Default or Event of Default exists under any Loan Paper.

      5.7 Expenses of Agent. The Borrower shall promptly pay all reasonable and necessary out-of-pocket costs, fees, and expenses paid or incurred by the Agent incident to any Loan Paper (including, but not limited to, the reasonable fees and expenses of counsel to the Agent in connection with the negotiation, preparation, delivery, and execution of the Loan Papers and any related amendment, waiver, or consent) or to the enforcement of the obligations of any Company or the exercise of any Rights (including, but not limited to, reasonable attorneys' fees and court costs), all of which shall be a part of the Obligation.

      5.8 Maintenance of Existence, Assets, Business, and Insurance. Except as permitted by Section 5.14, each Company shall at all times: Maintain its corporate existence and authority to transact business and good standing in its jurisdiction of incorporation or organization and all other jurisdictions where the failure to so maintain could reasonably be expected to have a Material Adverse Effect; maintain all licenses, permits, and franchises necessary for its business, where the failure to so maintain could reasonably be expected to have a Material Adverse Effect; keep all of its assets which are necessary to its business in good working order and condition (ordinary wear and tear excepted), and make all necessary repairs and replacements thereto; and maintain either (a) insurance with such insurers, in such amounts, and covering such risks, as shall be ordinary and customary in the industry or (b) a comparable self-insurance program.

      5.9 Preservation and Protection of Rights.Each Company shall perform such acts and duly authorize, execute, acknowledge, deliver, file, and record any additional agreements, documents, instruments, and certificates as the Agent may reasonably deem necessary or appropriate in order to preserve and protect the Rights of the Agents or the Lenders under any Loan Paper.

      5.10 Employee Benefit Plans. No Company will, directly or indirectly, if it would have a Material Adverse Effect, (a) engage in any "prohibited transaction" (as defined in section 406 of ERISA or section 4975 of the Code),
(b) permit the funding requirements under ERISA with respect to any employee benefit plan established or maintained by any Company to ever be less than the minimum required by ERISA, (c) permit any employee benefit plan established or maintained by any Company to ever be subject to involuntary termination proceedings, or (d) fully or partially withdraw from any Multiemployer Plan.

      5.11 Liens. No Company will create, incur, or suffer or permit to be created or incurred or to exist any Lien (other than Permitted Liens) upon any of its assets unless the Obligations then outstanding shall be secured by such Lien equally and ratably with any and all obligations and indebtedness secured by such Lien.

      5.12 Restricted Payments. The Borrower will not directly or indirectly make or declare any Restricted Payment, unless no Default has occurred and is continuing or would result from such Restricted Payment.

      5.13 Refinancing of PTI Debt. The Borrower agrees, that to the extent it refinances any Debt of PTI and PTI's subsidiaries, that it will use its best efforts to refinance such Debt with Debt incurred as a result of such refinancing by the Borrower.

      5.14 Acquisitions, Mergers, and Dissolutions. No Company will merge or consolidate with any Person other than any merger or consolidation whereby the Borrower (or another Company, if the Borrower is not a party thereto) is the surviving corporation and immediately after such merger or consolidation there shall not exist any Default or Event of Default.

      5.15 Loans, Advances, and Investments. Except as permitted by Section 5.14, no Company will make any loan, advance, extension of credit, or capital contribution to, make any investment in, or purchase or commit to purchase any stock or other securities or evidences of Debt of, or interests in, any other Person, other than (a) the Acquisition, (b) expense accounts for and other advances to directors, officers, and employees of such Company in the ordinary course of business not to exceed $1,000,000 in the aggregate outstanding at any time; (c) investments in (or secured by) obligations of the United States of America and agencies thereof and obligations guaranteed by the United States of America maturing within one year from the date of acquisition; (d) certificates of deposit issued by any of the Lenders; (e) certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation or are issued by commercial banks organized under the Laws of the United States of America or any state thereof and having combined capital, surplus, and undivided profits of not less than $100,000,000 (as shown on such Person's most recently published statement of condition), and which certificates of deposit have one of the two highest ratings from Moody's or S&P, unless Borrower has a written commitment to borrow funds from such commercial bank; (f) commercial paper rated A-1 by Moody's or P-1 by S&P; (g) investments having one of the two highest ratings from Moody's or S&P; (h) extensions of credit in connection with trade receivables and overpayments of trade payables, in each case resulting from transactions in the ordinary course of business; (i) loans from any Company to any other Company, investments by any Company in any other Company, and Guaranties by any Company of the Debt of any other Company; (j) investments in the cash surrender value of life insurance policies issued by Persons with a financial rating from A. M. Best Company (as reported in Best's Insurance Reports) of at least "A+"; provided, however, that if such Person's financial rating is downgraded to less than "A+", then within 90 days following such downgrading, either (i) such cash value life insurance policies will be transferred to another insurance company with a financial rating of at least "A+", (ii) such cash value insurance policies will be collapsed and the cash value thereof will be collected by the investing Company, or (iii) such investment will become an investment subject to the limitations of subparagraph
(n) of this Section 5.15; (k) investments in the capital stock or securities of or loans to or Guaranties of the Debt of any Person engaged in business comparable to the general business of any Company (x) in which a Company possesses (or will possess, after such investment) an equity ownership interest in such Person or (y) secured by the borrower's interest in such business; (l) in the ordinary course of business, investments in the capital stock of the Rural Telephone Bank, National Bank for Cooperatives, or the National Rural Utilities Cooperative Finance Corporation, or any other lender from whom the investing Company is intending to borrow money which requires such Company to make an equity investment in such lender in order to so borrow; (m) Guaranties of the Debt of the Borrower's Employee Stock Ownership Plan; and (n) other loans, advances, Guaranties, and investments which never exceed in the aggregate at any time 25% of Adjusted Consolidated Net Worth (valued on the basis of original cost, plus subsequent cash and stock additions, less any write-down in value).

      5.16 Transactions with Affiliates. No Company will enter into any material transaction with any of its Affiliates, other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Company could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate. For purposes of this Section 5.16, such transactions are "material" if they, individually or in the aggregate, require any Company to pay more than 1 percent of Consolidated Net Worth over the course of such transactions.

      5.17 Sale of Assets. No Company will sell, lease, or otherwise dispose of all or any substantial part of its assets other than (a) sales of inventory in the ordinary course of business, (b) sales of equipment for a fair and adequate consideration, provided that if any such equipment is sold, and a replacement is necessary for the proper operation of the business of such Company, such Company will replace such equipment with adequate equipment, (c) the exchange of assets -- other than equipment -- for similar assets of equal or greater value, (d) the sale, discount, or transfer of delinquent notes or accounts receivable in the ordinary course of business for purposes of collection, and (e) in any 12-month period, dispositions of assets (net of acquisitions of similar assets) that, when added to all other such dispositions by all Companies, do not exceed 10 percent of Consolidated Net Worth.

      5.18 Compliance with Laws and Documents. No Company will violate the provisions of any Laws or any Material Agreement if such violation alone, or when aggregated with all other such violations, could reasonably be expected to have a Material Adverse Effect. No Company will violate the provisions of its charter or bylaws or modify, repeal, replace, or amend any provision of its charter or bylaws if such action could reasonably be expected to have a Material Adverse Effect. The Borrower will provide to the Agent a copy of each document that materially modifies, repeals, replaces, or amends the charter or bylaws of the Borrower.

      5.19 New Businesses. No Company will engage in any material business other than the businesses in which it is presently engaged or businesses related thereto, as described on Schedule 3.17.

      5.20 Assignment. The Borrower will not assign or transfer any of its Rights, duties, or obligations under any of the Loan Papers.

      5.21 Fiscal Year and Accounting Methods. The Borrower will not change its fiscal year or accounting methods (other than immaterial changes and changes required by changes in GAAP) without the prior written consent of the Agent (which shall not be unreasonably withheld).

      5.22 Holding Company and Investment Company Status. The Borrower will not conduct its business in such a way that it will become (a) a "holding company," a "subsidiary company" of a "holding company," an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended, (b) a "public utility" within the meaning of the Federal Power Act, as amended, (c) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (d) an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

      5.23 Environmental Laws. Each Company shall conduct its business so as to comply with all applicable Environmental Laws and shall promptly take corrective action to remedy any non-compliance with any Environmental Law, except where failure to so comply or take such action would not reasonably be expected to have a Material Adverse Effect. Each Company shall maintain a system which, in its reasonable business judgment, will assure its continued compliance with Environmental Laws.

      5.24 Environmental Indemnification. Borrower shall indemnify, protect, and hold each Indemnified Party harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, proceedings, costs, expenses (including, without limitation, all reasonable attorneys' fees and legal expenses whether or not suit is brought), and disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against such Indemnified Parties, with respect to or as a direct or indirect result of the violation by any Company of any Environmental Law; or with respect to or as a direct or indirect result of any Company's generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence in connection with its properties of a Hazardous Substance including, without limitation, (a) all damages of any such use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence, or (b) the costs of any required or necessary environmental investigation, monitoring, repair, cleanup, or detoxification and the preparation and implementation of any closure, remedial, or other plans. The provisions of and undertakings and indemnification set forth in this paragraph shall survive the satisfaction and payment of the Obligation and termination of this Agreement for a period of time set forth in the statute of limitations in any applicable Environmental Law.

      5.25 Financial Covenants.

           (a) As calculated at the end of each fiscal quarter of the Borrower (but computed with respect to EBITDA for the four fiscal quarters ending on the last day of such fiscal quarter), the Borrower shall not permit the ratio of Funded Debt of the Companies to EBITDA of the Companies to exceed
      (i) 4.50 to 1.0 from the date hereof through the fiscal quarter which includes the date which is 18 months after the closing of the Acquisition and (ii) 4.00 to 1.0 thereafter.

           (b) As calculated at the end of each fiscal quarter of the Borrower (but computed with respect to EBITDA for the four fiscal quarters ending on the last day of such fiscal quarter), the Borrower shall not permit the ratio of Funded Debt of its Subsidiaries to EBITDA of the Companies to exceed (i) 1.75 to 1.0 from the date hereof through the fiscal quarter which includes the date which is 24 months from the closing of the Acquisition and (ii) 1.50 to 1.0 thereafter.

           (c) As calculated at the end of each fiscal quarter of the Borrower (but computed for the four fiscal quarters ending on the last day of such fiscal quarter), the Borrower shall not permit the ratio of EBIT of the Companies to the sum of (i) consolidated interest expense of the Companies and (ii) dividends declared or paid by any Company (other than to another Company) on its preferred capital stock (but if such dividends are declared and paid during such four-quarter period, the amount shall not be counted twice) to be less than 1.50 to 1.0.

           For purposes of this Section 5.25(c), EBIT and interest expense of any Subsidiary which is subject to any Subsidiary Encumbrance, shall be reduced to the extent such Subsdiary is restricted by the Subsidiary Encumbrance. As used in this Section 5.25(c), "Subsidiary Encumbrance" shall mean, so long as a default has occurred and is continuing under the agreement creating such encumbrance or restriction, any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Debt owed to the Borrower or a Subsidiary of the Borrower, (ii) make loans or advances to, or grant liens in favor of, the Borrower or any of the Borrower's Subsidiaries or (iii) transfer any of its properties or assets to the Borrower, except for such encumbrances or restrictions (A) existing on the date of this Agreement, including those now existing on PTI and its subsidiaries, (B) arising in connection with loans made to any Company by the Rural Electrification Administration, the Rural Utilities Service, the Rural Telephone Bank, or similar lenders such as the Rural Telephone Finance Cooperative, or (C) now existing or hereafter arising under or by reason of either (x) applicable Law or (y) this Agreement and the other Loan Papers.

           (d) If at any time after the date of this Agreement the Borrower enters into any financing arrangement with a third party which requires the Borrower or the Companies as a whole to maintain a specified minimum net worth, then such minimum net worth requirement or covenant shall be incorporated herein by reference and made a part of this Agreement for all purposes as of the date such financing arrangement is entered into by the Borrower.

Further, for purposes of this Section 5.25 Funded Debt shall include any Company's Guaranty of Funded Debt of any Person other than another Company or the Borrower's Employee Stock Ownership Plan. For the first four quarters following the Acquisition, calculations under this Section 5.25 shall be made on a pro forma basis as if PTI and its subsidiaries were "Companies" and "Subsidiaries" during the period of calculation.

      SECTION 6. DEFAULT.  The term "Event of Default" means the
      -------------------
occurrence and continuance of any one or more of the following events (including the passage of time, if any, specified therefor) (provided that, if any such event occurs and the Lenders or Majority Lenders, as required by the provisions of Section 9.15, subsequently agree in writing that they will not exercise any remedies hereunder as a result thereof, the occurrence and continuance of such event shall no longer be deemed an Event of Default hereunder insofar as the state of facts giving rise to such event is concerned):

      6.1 Payment of Obligation. The failure or refusal of the Borrower to pay any portion of the Obligation, as the same become due in accordance with the terms of the Loan Papers and, in the case of an interest payment, such failure or refusal continues for a period of 5 Business Days (no grace period being given for failure or refusal to make a principal payment). Notwithstanding the foregoing, the Borrower's failure to pay, if caused solely by a wire transfer malfunction or similar problem outside the Borrower's control, shall not be deemed an Event of Default.

      6.2  Covenants.

           (a) The failure or refusal of the Borrower (and, if applicable, any other Company) to punctually and properly perform, observe, and comply with any covenant, agreement, or condition contained in Sections 5.3(e)(iii), 5.11, 5.12, 5.13, 5,14, 5.16, 5.19, 5.20, 5.21, 5.22 and
      5.25.

           (b) The failure or refusal of the Borrower (and, if applicable, any other Company) to punctually and properly perform, observe, and comply with any covenant, agreement, or condition contained in any of the Loan Papers to which such Company is a party, other than covenants to pay the Obligation and the covenants listed in clause (a) preceding, and such failure or refusal continues for 10 days after notice from the Agent to the Borrower.

      6.3 Debtor Relief. The Companies shall not be Solvent, or any Company (a) fails to pay its Debts generally as they become due, (b) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, or (c) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of the Agents or the Lenders granted in the Loan Papers (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days after its filing).

      6.4 Attachment. The failure of any Company to have discharged within 60 days after commencement any attachment, sequestration, or similar proceeding which, individually or together with all such other proceedings then pending, affects assets of such Company having a value (individually or collectively) of 1 percent of Consolidated Net Worth or more.

      6.5 Payment of Judgments.Any Company fails to pay any judgments or orders for the payment of money in excess of 1 percent of Consolidated Net Worth (individually or collectively) rendered against it or any of its assets and either (a) any enforcement proceedings shall have been commenced by any creditor upon any such judgment or order or (b) a stay of enforcement of any such judgment or order, by reason of pending appeal or otherwise, shall not be in effect prior to the time its assets may be lawfully sold to satisfy such judgment.

      6.6 Default Under Other Agreements. A default exists under any Material Agreement to which any Company is a party, the effect of which is to cause, or which permits the holder thereof (or a trustee or representative of such holder) to cause, unpaid consideration of at least 2% of Consolidated Net Worth (individually or in the aggregate) to become due prior to the stated maturity or prior to the regularly scheduled dates of payment.

      6.7 Antitrust Proceedings. A petition or complaint is filed before or by any Tribunal (including, without limitation, the Federal Trade Commission, the United States Justice Department, or the Federal Communications Commission) seeking to cause the Borrower or any Subsidiary to divest a significant portion of its assets or any of its Subsidiaries pursuant to any antitrust, restraint of trade, unfair competition, or similar Laws, and such petition or complaint is not dismissed or discharged within 270 days after the filing thereof.

      6.8 Misrepresentation. Either Agent or any Lender discovers that any statement, representation, or warranty in the Loan Papers, any Financial Statement of the Borrower, or any writing ever delivered to either Agent or any Lender pursuant to the Loan Papers is false, misleading, or erroneous when made or delivered in any material respect.

      6.9 Change in Control. A Change of Control shall occur.For the purpose of this Section, a "Change of Control" shall be deemed to have occurred if:

           (a) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but excluding any employee benefit plan or plans of Borrower and its Subsidiaries and Affiliates, becomes the beneficial owner, directly or indirectly, of thirty percent (30%) or more of the combined voting power of Borrower's outstanding voting securities ordinarily having the right to vote for the election of directors of Borrower; or

           (b) the individuals who, as of June 30, 1997 constituted the Board of Directors of Borrower (the "Board" generally and as of June 30, 1997 the "Incumbent Board") cease for any reason to constitute at least two-thirds (2/3) of the Board, or in the case of a merger or consolidation of Borrower, do not constitute or cease to constitute at least two-thirds (2/3) of the board of directors of the surviving company (or in a case where the surviving corporation is controlled, directly or indirectly, by another corporation or entity do not constitute or cease to constitute at least two-thirds (2/3) of the board of such controlling corporation or do not have or cease to have at least two-thirds (2/3) voting seats on any body comparable to a board of directors of such controlling entity or, if there is no body comparable to a board of directors, at least two-thirds (2/3) voting control of such controlling entity), provided that any person becoming a director (or, in the case of a controlling non-corporate entity, obtaining a position comparable to a director or obtaining a voting interest in such entity) subsequent to June 30, 1997, whose election, or nomination for election, was approved by a vote of the persons comprising at least two-thirds (2/3) of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board.

      6.10 ERISA. Any one of the following shall have occurred: (a) any "Reportable Event" as such term is defined in ERISA under any Plan, (b) the appointment by an appropriate Tribunal of a trustee to administer any Plan, (c) the termination of any Plan within the meaning of Title IV of ERISA, or (d) any material accumulated funding deficiency within the meaning of ERISA exists under any Plan, and any of (a), (b), (c) or (d) results in a Material Adverse Effect.

      6.11 Validity and Enforceability of Loan Documents. Any Loan Paper shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect in any material respect or be declared to be null and void or the validity or enforceability thereof be contested by any Company party thereto or any Company shall deny that it has any liability or obligations under any Loan Paper to which it is a party.

SECTION 7. RIGHTS AND REMEDIES.
-------------------------------

      7.1  Remedies Upon Event of Default.

           (a) Should an Event of Default occur and be continuing under Section 6.3, the commitment of the Lenders to make Loans shall automatically terminate and the entire unpaid balance of the Obligation shall automatically become due and payable without any action of any kind whatsoever.

           (b) Should any other Event of Default occur and be continuing, subject to any agreement among the Lenders, the Agent may (and shall upon the request of the Majority Lenders), at its (or the Majority Lenders') election, do any one or more of the following: (i) If the maturity of the Obligation has not already been accelerated under Section 7.1(a), declare the entire unpaid balance of the Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable (and notice of such declaration shall promptly be given thereafter by the Agent to the Borrower); (ii) terminate commitments to make Loans hereunder;
      (iii) reduce any claim to judgment; (iv) exercise (or request each Lender to exercise) the Rights of offset or banker's Lien against the interest of the Borrower in and to every account and other property of the Borrower which are in the possession of any Lender to the extent of the full amount of the Obligation; and (v) exercise any and all other legal or equitable Rights afforded by the Loan Papers, the Laws of the State of New York or any other jurisdiction as the Agent shall deem appropriate, or otherwise, including, but not limited to, the Right to bring suit or other proceedings before any Tribunal either for specific performance of any covenant or condition contained in any of the Loan Papers or in aid of the exercise of any Right granted to the Lenders in any of the Loan Papers.

      7.2 Waivers. The Borrower hereby waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agrees that its liability with respect to the Obligation, or any part thereof, shall not be affected by any renewal or extension in the time of payment of the Obligation, by any indulgence, or by any release or change in any security for the payment of the Obligation.

      7.3 Performance by Agent. If any covenant, duty, or agreement of any Company is not performed in accordance with the terms of the Loan Papers, the Agent may, at its option (but subject to the approval of the Majority Lenders), perform or attempt to perform such covenant, duty, or agreement on behalf of such Company. In such event, any amount expended by the Agent in such performance or attempted performance shall be reasonable, payable by the Borrower to the Agent on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date of such expenditure by the Agent until paid. Notwithstanding the foregoing, it is expressly understood that the Agent does not assume and shall never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of any Company.

      7.4 Delegation of Duties and Rights. The Agents and the Lenders may perform any of their duties or exercise any of their Rights under the Loan Papers by or through the Agent and their and the Agent's officers, directors, employees, attorneys, agents, or other representatives.

      7.5 Lenders Not in Control. None of the covenants or other provisions contained in this Agreement or in any other Loan Paper shall, or shall be deemed to, give the Agents or the Lenders the Right to exercise control over the assets (including, without limitation, real property), affairs, or management of any Company, the power of the Agents and the Lenders being limited to the Right to exercise the remedies provided in this Section 7.

      7.6 Waivers by Lenders.The acceptance by the Agents or the Lenders at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Event of Default then existing. No waiver by the Agents, the Majority Lenders, or all of the Lenders of any Event of Default shall be deemed to be a waiver of any other then-existing or subsequent Event of Default. No delay or omission by the Agents, the Majority Lenders, or all of the Lenders in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.

      7.7 Cumulative Rights. All Rights available to the Agents and the Lenders under the Loan Papers are cumulative of and in addition to all other Rights granted to the Agents and the Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not the Agents or the Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Papers.

      7.8 Application of Proceeds. Any and all proceeds ever received by the Agents or the Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligations in the order and manner set forth in Section 2.19.

      7.9 Certain Proceedings.The Borrower will promptly execute and deliver or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers the Agents or the Lenders may reasonably request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, or authorization of any other Tribunal or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Papers. Because the Borrower agrees that the Agents' and the Lenders' remedies at Law for failure of the Borrower to comply with the provisions of this paragraph would be inadequate and that such failure would not be adequately compensable in damages, the Borrower agrees that the covenants of this paragraph may be specifically enforced.

SECTION 8. AGREEMENT AMONG LENDERS.
-----------------------------------

      8.1  Agents.

           (a) Each Lender hereby irrevocably appoints and authorizes the Agents to act on its behalf and to exercise such powers under this Agreement as are specifically delegated to or required of such Agent by the terms hereto, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or the Notes (including, without limitation, enforcement or collection of the Notes), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that neither Agent shall be required to take any action which exposes such Agent to personal liability or which is contrary to this Agreement or applicable Law.

           (b) The Agent may resign at any time by giving written notice thereof to the Lenders, the Auction Administration Agent, and the Borrower and may be removed as the Agent under this Agreement and the Notes at any time with cause by all Lenders other than the Agent (the "Removing Lenders"). Upon any such resignation or removal, the Majority Lenders shall have the right, with the consent of the Borrower, not to be unreasonably withheld, to appoint a successor Agent from among the Lenders (other than the resigning Agent). If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 calendar days after the retiring Agent's giving notice of resignation or the Removing Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, with the consent of the Borrower, not to be unreasonably withheld, appoint a successor Agent, which shall be a commercial bank organized under the Laws of or authorized to do business in the United States of America or any state thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as the Agent hereunder and under the Notes by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the Notes. After any retiring Agent's resignation or removal as the Agent hereunder and under the Notes, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement and the Notes.

           (c) The Auction Administration Agent may resign at any time by giving written notice thereof to the Lenders, the Agent, and the Borrower and may be removed as the Auction Administration Agent under this Agreement and the Notes at any time with cause by all Lenders other than the Auction Administration Agent (the "AAA Removing Lenders"). Upon any such resignation or removal, the Majority Lenders shall have the right, with the consent of the Borrower, not to be unreasonably withheld, to appoint a successor Auction Administration Agent. If no successor Auction Administration Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 calendar days after the retiring Auction Administration Agent's giving notice of resignation or the AAA Removing Lenders' removal of the retiring Auction Administration Agent, then the retiring Auction Administration Agent may, on behalf of the Lenders, appoint a successor Auction Administration Agent, with the consent of the Borrower, not to be unreasonably withheld, which shall be a commercial bank organized under the Laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as the Auction Administration Agent hereunder and under the Notes by a successor Auction Administration Agent, such successor Auction Administration Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Auction Administration Agent, and the retiring Auction Administration Agent shall be discharged from its duties and obligations under this Agreement and the Notes. After any retiring Auction Administration Agent's resignation or removal as the Auction Administration Agent hereunder and under the Notes, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Auction Administration Agent under this Agreement and the Notes.

           (d) If either Agent fails to take any action under any Loan Paper after an Event of Default and within a reasonable time after being reasonably requested to do so by any Lender (when such Lender is entitled to make such request under the Loan Papers and after such requesting Lender has obtained the concurrence of such other Lenders as may be required hereunder), such Agent shall not suffer or incur any liability as a result of such failure or refusal, but such requesting Lender may request such Agent to resign as such Agent, whereupon such Agent shall so resign upon receiving such request.

           (e) The Agent, in its capacity as a Lender, shall have the same Rights under the Loan Papers as any other Lender and may exercise the same as though it were not acting as the Agent or the Auction Administration Agent; the term "Lender" shall, unless the context otherwise indicates, include the Agent; and any resignation by the Agent hereunder shall not impair or otherwise affect any Rights which it has or may have in its capacity as an individual Lender.

           (f) Subject in all respects to the terms and conditions of the Loan Papers, the Agents may be engaged in, or may hereafter engage in, one or more loan, letter of credit, leasing, or other financing transactions (collectively, the "other financings") not the subject of the Loan Papers, with one or more of the Companies, or may act as trustee on behalf of, or depositary for, or otherwise engage in other business transactions with one or more of the Companies, in each case with no responsibility to account therefor to the Lenders. Without limiting Rights to which the Lenders are specifically entitled under the Loan Papers, no other Lenders shall have, by virtue of their being parties hereto, any interest in (i) any such other financings, (ii) any present or future guaranties by or for the account of any Company which are not contemplated or included in the Loan Papers, (iii) any present or future offset exercised by such Agent in respect of such other financings, or (iv) any present or future property taken as security for any such other financings, even if such property may become security for the obligations of any Company arising under the Loan Papers by reason of a general description of indebtedness related to any such other financings; provided that, if any payments in respect of such guaranties or such property or the proceeds thereof shall be applied to reduce the Obligations, then each Lender shall be entitled to share in such application according to its pro rata part thereof.

      8.2 Expenses. Each Lender shall pay its pro rata part of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees, and other costs of collection) incurred by either Agent in connection with any of the Loan Papers if such Agent does not receive reimbursement therefor from other sources within 60 days after incurred; provided that each Lender shall be entitled to receive its pro rata part of any reimbursement for such expenses, or part thereof, which such Agent subsequently receives from such other sources.

      8.3 Proportionate Absorption of Losses.Except as herein provided, nothing in the Loan Papers shall be deemed to give any Lender any advantage over any other Lender insofar as the portion of the Obligation arising under the Loan Papers is concerned, or to relieve any Lender from absorbing its pro rata part of any losses sustained with respect to the Obligation (except to the extent unilateral actions or inactions by any Lender result in any credit, allowance, setoff, defense, or counterclaim solely with respect to all or any part of such Lender's pro rata part of the Obligation).

      8.4 Delegation of Duties; Reliance. Each Agent may exercise any of its duties under the Loan Papers by or through its officers, directors, employees, attorneys, or agents (collectively, "Representatives"), and each Agent and its Representatives shall (a) be entitled to rely upon (and shall be protected in relying upon) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telecopy, telegram or teletype message, statement, order, or other documents or conversation believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by such Agent, (b) be entitled to deem and treat each Lender as the owner and holder of its pro rata part of the Obligation for all purposes until, subject to Section 9.20, written notice of the assignment or transfer thereof shall have been given to and received by such Agent (and, any request, authorization, consent, or approval of any Lender shall be conclusive and binding on each subsequent holder, assignee, or transferee of such Lender's pro rata part of the Obligation or Participant therein), and (c) not be deemed to have notice of the occurrence of an Event of Default unless an officer of such Agent has actual knowledge thereof or such Agent has been notified thereof by a Lender or the Borrower.

      8.5  Limitation of Agents' Liability.


           (a) Neither of the Agents nor any of their respective Representatives (as defined in Section 8.4) shall be liable for any action taken or omitted to be taken by it or them under the Loan Papers in good faith and believed by it or them to be within the discretion or power conferred upon it or them by the Loan Papers or be responsible for the consequences of any error of judgment, except for fraud, gross negligence, or willful misconduct (IT BEING THE EXPRESS INTENTION OF THE PARTIES THAT THE AGENTS AND THEIR RESPECTIVE REPRESENTATIVES SHALL HAVE NO LIABILITY FOR ACTIONS AND OMISSIONS RESULTING FROM THEIR ORDINARY CONTRIBUTORY NEGLIGENCE), and neither of the Agents nor any of their respective Representatives has a fiduciary relationship with any Lender by virtue of the Loan Papers (provided that nothing herein shall negate the obligation of each Agent to account for funds received by it for the account of any Lender).

           (b) Unless indemnified to its satisfaction against loss, cost, liability, and expense, neither Agent shall be compelled to do any act under the Loan Papers or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Papers. If either Agent requests instructions from the Lenders or from the Majority Lenders, as the case may be, with respect to any act or action (including, but not limited to, any failure to act) in connection with any Loan Paper, such Agent shall be entitled (but shall not be required) to refrain (without incurring any liability to any Person by so refraining) from such act or action unless and until it has received such instructions. In no event, however, shall either Agent or any of its Representatives be required to take any action which it or they reasonably determine could incur for it or them criminal or onerous civil liability.

           (c) Neither Agent shall be responsible in any manner to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon either Agent in respect of, (i) the creditworthiness of the Borrower and the risks involved to such Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Paper, (iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, or (iv) observation of or compliance with any of the terms, covenants, or conditions of any Loan Paper on the part of any Company. Each Lender also acknowledges and agrees that it will, independently and without reliance upon either Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender agrees to indemnify each Agent and its respective Representatives and hold them harmless from and against (but limited to such Lender's pro rata part of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever which may be imposed on, asserted against, or incurred by them in any way relating to or arising out of the Loan Papers or any action taken or omitted by them under the Loan Papers, except to the extent the same result solely from fraud, gross negligence, or willful misconduct by such Agent or its Representatives (it being the express intention of the parties that the Agents and their respective Representatives shall have no liability for actions and omissions resulting from their ordinary contributory negligence).

      8.6 Default. Upon the occurrence and continuance of an Event of Default, the Lenders agree to promptly confer in order that the Majority Lenders (or, if required by Section 9.15, all Lenders) may agree upon a course of action for the enforcement of the Rights of the Lenders; provided that the Agent shall be entitled (but not obligated) to proceed to take any actions necessary in its reasonable judgment to preserve the Rights of the Agents and the Lenders hereunder, pending agreement by the Majority Lenders (or, if required by Section 9.15, all Lenders) on the course of action to be taken.

      8.7 Limitation of Liability of Lenders. No Lender or any Participant shall incur any liability to any other Lender or Participant except for acts or omissions in bad faith, and no Lender or any Participant shall incur any liability to any Company or any other Person for any act or omission of any other Lender or any Participant.

      8.8 Relationship of Lenders. Nothing herein shall be construed as creating a partnership or joint venture among the Agents, the Agents and the Lenders, or the Lenders.

      8.9 Foreign Lenders. Each Lender that is organized under the Laws of any jurisdiction other than the United States of America or any State thereof (a) represents to the Agents and the Borrower that (i) under applicable Laws and treaties no Taxes will be required to be withheld by the Agents or the Borrower with respect to any payments to be made to such Lender in respect of the Obligation and (ii) it has furnished to the Agent and the Borrower two duly completed copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Lender claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (b) covenants to (i) provide the Agent and the Borrower a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form in accordance with applicable U.S. Laws and amendments thereto duly executed and completed by such Lender and (ii) comply from time to time with all applicable U.S. Laws with regard to such withholding tax exemption.

      8.10 Benefits of Agreement. Except for requiring the Borrower's consent under Section 8.1(b) and the representations and covenants in Section 8.9 in favor of the Borrower, none of the provisions of this Section 8 shall inure to the benefit of any Company or any Person other than the Agents, the Lenders, and the Participants; consequently, neither any Company nor any other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of either Agent or any Lender to comply with such provisions.

SECTION 9. MISCELLANEOUS.
-------------------------

      9.1 Changes in GAAP. All accounting and financial terms used in any of the Loan Papers and the compliance with each covenant contained in the Loan Papers which relates to financial matters shall be determined in accordance with GAAP, except to the extent that a deviation therefrom is expressly stated in such Loan Papers. Should a change in GAAP require a change in any method of accounting or should any voluntary change in the accounting methods be permitted pursuant to
Section 5.21, then such change shall not result in an Event of Default if, at the time of such change, such Event of Default had not occurred and was not then continuing, based upon the former methods of accounting used by or on behalf of the Borrower; provided that, after any such change in accounting methods, the Financial Statements required to be delivered shall either be (a) supplemented with financial information prepared in comparative form, in compliance with the former methods of accounting used prior to such change, as well as with the new method or methods of accounting and, for the purpose of determining whether an Event of Default has occurred, Lenders shall look solely to that portion of such supplemental information that complies with the former methods of accounting, or
(b) supplemented with financial information prepared in compliance with such new method or methods of accounting but accompanied by such information, in form and detail satisfactory to Lenders, that will allow Lenders to readily determine the effect of such changes in accounting methods on such Financial Statements, and, for the purpose of determining whether an Event of Default has occurred, Lenders shall look solely to such supplemental information as adjusted to reflect compliance with such former method or methods of accounting.

      9.2 Money and Interest. Unless stipulated otherwise (a) all references in any of the Loan Papers to "dollars," "money," "payments," or other similar financial or monetary terms are references to currency of the United States of America and (b) all references to interest are to simple and not compound interest.

      9.3 Number and Gender of Words. Whenever in any Loan Paper the singular number is used, the same shall include the plural where appropriate, and vice versa; and words of any gender in any Loan Paper shall include each other gender where appropriate. The words "herein," "hereof," and "hereunder," and other words of similar import refer to the relevant Loan Paper as a whole and not to any particular part or subdivision thereof.

      9.4 Headings. The headings, captions, and arrangements used in any of the Loan Papers are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Papers, nor affect the meaning thereof.

      9.5 Exhibits. If any Exhibit, which is to be executed and delivered, contains blanks, the same shall be completed correctly and in accordance with the terms and provisions contained and as contemplated herein prior to, at the time of, or after the execution and delivery thereof.

      9.6 Communications. Unless specifically otherwise provided, whenever any Loan Paper requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be by telecopy) to be effective and shall be deemed to have been given on the day actually delivered or, if mailed, on the Business Day it is received by the party to be notified at the address indicated on Schedule 1 (unless changed by notice pursuant hereto).

      9.7 Form and Number of Documents. Each agreement, document,instrument, or other writing to be furnished under any provision of this Agreement must be in form and substance and in such number of counterparts as may be reasonably required by the Agent and its counsel.

      9.8 Exceptions to Covenants. The Borrower shall not take any action or fail to take any action which is permitted as an exception to any of the covenants contained in any of the Loan Papers if such action or omission would result in the breach of any other covenant contained in any of the Loan Papers.

      9.9 Survival. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Papers (a) shall survive all closings under the Loan Papers, (b) except as otherwise indicated, shall not be affected by any investigation made by any party, and (c) unless otherwise provided herein shall terminate upon the later of the termination of this Agreement and the payment in full of the Obligation.

      9.10 Governing Law. The Laws (other than conflict-of-laws provisions thereof) of the State of New York and of the United States of America shall
govern  the  Rights  and  duties  of  the  parties   hereto  and  the  validity,
construction, enforcement, and interpretation of the Loan Papers.

      9.11 VENUE; SERVICE OF PROCESS; JURY TRIAL. EACH PARTY HERETO, IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY (a) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION BY SERVICE OF PROCESS AS PROVIDED BY TEXAS LAW, (b) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION BROUGHT IN DISTRICT COURTS OF DALLAS COUNTY, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, (c) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM,
(d) AGREES TO DESIGNATE AND MAINTAIN AN AGENT FOR SERVICE OF PROCESS IN DALLAS, TEXAS, IN CONNECTION WITH ANY SUCH LITIGATION AND TO DELIVER TO THE AGENT EVIDENCE THEREOF, IF REQUESTED, (e) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, AT ITS ADDRESS SET FORTH HEREIN, (f) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY HERETO ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS ON THE OBLIGATION SHALL BE BROUGHT IN ONE OF THE AFOREMENTIONED COURTS, AND (g) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RIGHT TO A JURY TRIAL IN ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION.

      9.12 Maximum Interest Rate. Regardless of any provision contained in any of the Loan Papers, no Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on the Obligation, or any part thereof, any amount in excess of the Highest Lawful Rate, and, in the event the Lenders ever contract for, charge, take, reserve, receive, or apply as interest any such excess, it shall be deemed a partial prepayment without penalty of principal and treated hereunder as such and any remaining excess shall be refunded to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Borrower and the Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit (and the Lenders and the Borrower agree that such is the case and that provision herein for multiple Borrowings and multiple Notes is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) "spread" the total amount of interest throughout the entire contemplated term of the Obligation; provided that, if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, the Lenders shall refund such excess, and, in such event, the Lenders shall not be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Highest Lawful Rate.

      9.13 Invalid Provisions. If any provision in any Loan Paper is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; the appropriate Loan Paper shall be construed and enforced as if such provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by such provision or by its severance therefrom. Furthermore, in lieu of such provision there shall be added automatically as a part of such Loan Paper a provision as similar thereto as may be possible and be legal, valid, and enforceable.

      9.14 Entire Agreement.  THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO
TIME) AND THE OTHER WRITTEN LOAN PAPERS EXECUTED BY THE BORROWER, THE AGENTS, AND THE LENDERS (OR BY THE BORROWER FOR THE BENEFIT OF THE AGENTS OR ANY LENDER) REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      9.15 Amendments, Etc. No amendment or waiver of any provision of any Loan Paper nor consent to any departure therefrom by the Borrower shall be effective unless the same shall be in writing and signed by the Majority Committed Lenders, or after termination of the Commitments, the Majority Lenders and the Borrower, and then, such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver, or consent shall, unless in writing and signed by all Lenders, do any of the following: (a) increase the Commitments, or extend the due date for payment of any of the Obligation, (b) reduce the principal amount of Loans due hereunder or any interest rate or the amount of fees applicable to the Obligation (except such reductions as are contemplated by this Agreement), (c) amend or waive compliance with this Section 9.15 or (d) amend the definition of Majority Lenders; provided that no amendment, waiver, or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this or any other Loan Paper.

      9.16 Waivers. No course of dealing nor any failure or delay by the Agents, any Lender, or any of their respective officers, directors, employees, agents, representatives, or attorneys with respect to exercising any Right of the Lenders hereunder shall operate as a waiver thereof. A waiver must be in writing and signed by the Lenders (or the Majority Committed Lenders or Majority Lenders, to the extent permitted hereunder) to be effective, and such waiver will be effective only in the specific instance and for the specific purpose for which it is given.

      9.17 Taxes. Any Taxes (excluding income, gross receipts and franchise taxes) payable or ruled payable by any Tribunal in respect of this Agreement or any other Loan Paper shall be paid by the Borrower, together with interest and penalties, if any.

      9.18 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, the Lenders shall not be obligated to extend credit to the Borrower in violation of any Law.

      9.19 Multiple Counterparts. This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one Agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each Lender execute the same counterpart so long as identical counterparts are executed by the
Borrower and each Lender. This Agreement shall become effective when counterparts hereof shall have been executed and delivered to the Agent by each Lender, the Agents, and the Borrower, or, in the case only of the Lenders, when the Agent shall have received telecopied or other evidence satisfactory to it that each Lender has executed and is delivering to the Agent a counterpart hereof.

      9.20 Successors and Assigns; Participations; Assignments.

           (a) This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) the Borrower may not, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its Rights, duties, or obligations under any Loan Papers to which it is a party without the express written consent of all Lenders, and (ii) except as permitted under
      Section 2.21 and this Section 9.20, no Lender may transfer, pledge, assign, sell participations in, or otherwise encumber its portion of the Obligation.

           (b) Subject to the provisions of this Section 9.20, any Lender (other than a Designated Lender) may sell to one or more Persons (each a "Participant") participating interests (in each case not less than $5,000,000) in its portion of the Obligation; provided that the Agent and the Borrower shall have the right to approve any Participant which is not a financial institution. In the event of any such sale to a Participant,
      (i) such Lender shall remain a "Lender" under this Agreement and the Participant shall not constitute a "Lender" hereunder, (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible for the performance thereof, (iv) such Lender shall remain the holder of its share of the Obligation for all purposes under this Agreement, and (v) the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's Rights and obligations under the Loan Papers. Participants shall have no Rights under the Loan Papers, other than certain voting rights as provided below. Each Lender shall be entitled to obtain (on behalf of its Participants) the benefits of Section 2 with respect to all participations in its Loans outstanding from time to time. No Lender shall sell any participating interest under which the Participant shall have any Rights to approve any amendment, modification, or waiver of any Loan
      Paper, except to the extent such amendment, modification, or waiver extends the due date for payment of any amount in respect of principal, interest, or fees due under the Loan Papers, or reduces the interest rate or the amount of principal or fees applicable to the Obligation (except such reductions as are contemplated by this Agreement); provided that in those cases where a Participant is entitled to the benefits of Section 2 or a Lender grants Rights to its Participants to approve amendments to or waivers of the Loan Papers respecting the matters previously described in this sentence, such Lender must include a voting mechanism in the relevant participation agreement whereby a majority of such Lender's portion of the Obligation (whether held by such Lender or participated) shall control the vote for all of such Lender's portion of the Obligation. Except in the case of the sale of a participating interest to a Lender, the relevant participation agreement shall not permit the Participant to transfer, pledge, assign, sell participations in, or otherwise encumber its portion of the Obligation.

           (c) Subject to the provisions of this Section 9.20, any Lender may sell to one or more Eligible Assignees (each a "Purchaser") a proportionate part (in each case not less than $5,000,000) of its Rights and obligations under the Loan Papers pursuant to an Assignment and Acceptance (herein so called) between such Purchaser and such Lender in the form of Exhibit H hereto. Upon (i) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Agent and (ii) payment of a fee of $3,500 from such Lender to the Agent, from and after the assignment's effective date (which shall be after the date of such delivery), such Purchaser shall for all purposes be a Lender hereunder and shall have all the Rights and obligations of a Lender hereunder to the same extent as if it were an original party hereto with commitments as set forth in the Assignment and Acceptance, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent. Upon any transfer pursuant to this Section 9.20(c), Schedule 1 shall automatically be deemed to reflect the name, address, and Committed Sum of such Purchaser and the Agent shall deliver to the Borrower and the Lenders an amended Schedule 1 reflecting such changes. A Purchaser shall be subject to all the provisions in this Section 9.20 the same as if it were a Lender as of the date hereof. Notwithstanding anything herein to the contrary, no Designated Lender may make an assignment pursuant to the provisions of this Section 9.20(c), other than to the Lender which originally designated the Designated Lender.

           (d) Each Lender (other than a Designated Lender) may designate a Designated Lender to make Competitive Loans as a Lender pursuant to this Agreement; provided, however, that (i) no such Lender shall be entitled to make more than one such designation, (ii) each such Lender making such designation shall retain the right to make Competitive Bid Loans as a Lender pursuant to this Agreement and (iii) each such designation shall be to a Designated Lender approved by the Borrower, the Agent and the Auction Administration Agent, and the parties to each such designation shall execute and deliver a Designation Agreement, for acceptance by the Borrower, the Agent and the Auction Administration Agent. Upon such execution, delivery, and acceptance, and the execution and delivery by the Borrower to the Designated Lender of a Competitive Note in the same principal amount as that previously delivered to the Lender making such designation, from and after the effective date specified in each Designated Agreement, the designee thereunder shall be a party hereto with the right to make Competitive Bid Loans as a Lender pursuant to this Agreement, and shall have the obligations related thereto. By executing and delivering a Designation Agreement, the Lender making the designation thereunder and its designee thereunder confirm and agree with each other and the other parties hereto as follows:

                (i) such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Paper or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Paper or any other instrument or document furnished pursuant hereto or thereto;

                (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other Loan Paper or any other instrument or document furnished pursuant hereto or thereto;

                (iii) such designee confirms that it has received a copy of this Agreement and each other Loan Paper, together with copies of the Current Financials and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Designation Agreement;

                (iv) such designee will, independently and without reliance upon the Agent, the Auction Administration Agent, such designating Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or any other Loan Paper;

                (v)  such designee confirms that it is a Designated Lender;

                (vi) such designee appoints and authorizes (A) the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and each other Loan Paper as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto and
           (B) the Auction Administration Agent to take such actions as agent on its behalf and to exercise such powers and discretion under this Agreement and each other Loan Paper as are delegated to the Auction Administration Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and

                (vii) such designee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and each other Loan Paper are required to be performed by it as a Lender.

           (e) If pursuant to Section 9.20(c) any interest in the Obligation is transferred to any Purchaser which is organized under the Laws of any jurisdiction other than the United States of America or any State thereof, the transferor Lender shall cause such Purchaser, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent, and the Borrower) that under applicable Laws and treaties no Taxes will be required to be withheld by the Agent, the Borrower, or the transferor Lender with respect to any payments to be made to such Purchaser in respect of the Obligation,
      (ii) to furnish to each of the transferor Lender, the Agent, and the Borrower two duly completed copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Purchaser claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (iii) to agree (for the benefit of the transferor Lender, the Agent, and the Borrower) to provide the transferor Lender, the Agent, and the Borrower a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form in accordance with applicable U.S. Laws and amendments thereto duly executed and completed by such Purchaser, and to comply from time to time with all applicable U.S. Laws with regard to such withholding tax exemption.

      9.21 Confidentiality. All nonpublic information furnished by the Companies to the Agents or the Lenders in connection with the Loan Papers and the transactions contemplated thereby will be treated as confidential, but nothing herein contained shall limit or impair the Agent's or any Lender's right, and the Agent and the Lenders shall be entitled, (a) to disclose the same to any Tribunal or as otherwise required by Law or to any prospective or actual Participant or Purchaser or to the respective affiliates, directors, officers, employees, attorneys, and agents of any prospective or actual Participant or Purchaser (provided that such prospective or actual Participant or Purchaser has agreed in writing to comply with this Section 9.21 and provided further that the Borrower has given its prior written consent to such distribution), (b) to use such information to the extent pertinent to an evaluation of the Obligation, (c) to enforce compliance with the terms and conditions of the Loan Papers, and (d) to take any action which the Agent or any Lender deems necessary to protect its interests if an Event of Default has occurred and is continuing.

      9.22 Conflicts and Ambiguities. Any conflict or ambiguity between the terms and provisions herein and terms and provisions in any other Loan Paper shall be controlled by the terms and provisions herein.

      9.23 General Indemnification. THE BORROWER SHALL INDEMNIFY, PROTECT, AND HOLD THE AGENTS AND THE LENDERS AND THEIR RESPECTIVE PARENTS, SUBSIDIARIES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS, ASSIGNS,
AND  ATTORNEYS  (COLLECTIVELY,  THE  "INDEMNIFIED  PARTIES")  HARMLESS  FROM AND
AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND LEGAL EXPENSES WHETHER OR NOT SUIT IS BROUGHT AND SETTLEMENT COSTS), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE INDEMNIFIED PARTIES, IN ANY WAY RELATING TO OR ARISING OUT OF THE LOAN PAPERS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN (COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"), TO THE EXTENT THAT ANY OF THE INDEMNIFIED LIABILITIES RESULTS, DIRECTLY OR INDIRECTLY, FROM ANY CLAIM MADE OR ACTION, SUIT, OR PROCEEDING COMMENCED BY OR ON BEHALF OF ANY PERSON OTHER THAN THE INDEMNIFIED PARTIES; PROVIDED, HOWEVER, THAT ALTHOUGH EACH INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO BE INDEMNIFIED FROM ITS OWN ORDINARY NEGLIGENCE, NO INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO BE INDEMNIFIED HEREUNDER FOR ITS OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT. THE PROVISIONS OF AND UNDERTAKINGS AND INDEMNIFICATION SET FORTH IN THIS PARAGRAPH SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT FOR THE PERIOD OF TIME SET FORTH IN ANY APPLICABLE STATUTE OF LIMITATIONS.

      9.24 Investment Representation. The Notes are being acquired by the Lenders for their own respective account for investment and not with the view to, or for sale in connection with, any distribution thereof. The Lenders understand that the Notes will not be registered under the Securities Act of 1933 or any securities act of any state pursuant to an exemption from the registration provisions thereof. Each Lender shall indemnify the Borrower against and hold it harmless from any claim, and any cost or expense therefrom, that the Borrower shall have committed a violation of applicable Law by virtue of the exercise by such Lender of its right to sell participations or make assignments hereunder.

[Remainder of page left intentionally blank.  Signature pages follow.]

      EXECUTED as of the day and year first mentioned.


                          CENTURY TELEPHONE ENTERPRISES, INC.

                          By: /s/ David G. Thiels
                          -----------------------
                          Name:   David G. Thiels
                          -----------------------
                          Title:  Treasurer
                          -----------------------


                          NATIONSBANK OF TEXAS, N.A.
                           as the Agent, the Auction
                          Administration Agent, and a Lender

                          By: /s/ David J. Robbitt
                          ------------------------
                          Name:   David J. Robbitt
                          ------------------------
                          Title:  Vice President
                          ------------------------


                          BANK OF TOKYO MITSUBISHI TRUST COMPANY

                          By: /s/ Glenn B. Eckert
                          -----------------------
                          Name:   Glenn B. Eckert
                          -----------------------
                          Title:  Vice President


                          TEXAS COMMERCE BANK NATIONAL ASSOCIATION

                          By: /s/  Allen King
                          -----------------------
                          Name:    Allen King
                          -----------------------
                          Title:   Vice President
                          -----------------------


                          SUNTRUST BANK,CENTRAL FLORIDA, N.A.

                          By: /s/ Janet P. Sammons
                          -------------------------
                          Name:    Janet P. Sammons
                          -------------------------
                          Title:   Vice President
                          -------------------------


                          WACHOVIA BANK, N.A.

                          By: /s/ David K. Alexander
                          ------------------------------
                          Name:   David K. Alexander
                          ------------------------------
                          Title: Senior Vice President
                          ------------------------------


                          BANK ONE, TEXAS, N.A.

                          By: /s/  Fred Points
                          ------------------------------
                          Name:    Fred Points
                          ------------------------------
                          Title:   Vice President
                          ------------------------------


                          THE DAI-ICHI KANGYO BANK, LIMITED

                          By: /s/  Seiji Imai
                          ------------------------------
                          Name:    Seiji Imai
                          ------------------------------
                          Title:   Vice President
                          ------------------------------


                          DEPOSIT GUARANTY NATIONAL BANK

                          By: /s/  Ron Hendrix
                          ------------------------------
                          Name:    Ron Hendrix
                          ------------------------------
                          Title:   Vice President
                          ------------------------------


                          THE FIRST NATIONAL BANK OF CHICAGO

                          By: /s/ Michael P. King
                          ------------------------------
                          Name:    Michael P. King
                          ------------------------------
                          Title:   Assistant Vice President
                          ------------------------------


                          FIRST NATIONAL BANK OF COMMERCE

                          By: /s/ Edward M. Rowley, III
                          ------------------------------
                          Name:    Edward M. Rowley, III
                          ------------------------------
                          Title:   Assistant Vice President
                          ------------------------------


                          FLEET NATIONAL BANK

                          By: /s/ Vincent J. Rivers
                          ------------------------------
                          Name:    Vincent J. Rivers
                          ------------------------------
                          Title:   Assistant Vice President
                          ------------------------------


                          HIBERNIA NATIONAL BANK

                          By: /s/ Roger E. Johnston
                          ------------------------------
                          Name:    Roger E. Johnston
                          ------------------------------
                          Title:   Vice President
                          ------------------------------


                          MELLON BANK, N.A.

                          By: /s/ John M. Kailer
                          ------------------------------
                          Name:    John M. Kailer
                          ------------------------------
                          Title:   First Vice President
                          ------------------------------


                          MICHIGAN NATIONAL BANK

                          By: /s/ Stephane E. Lubin
                          ------------------------------
                          Name:    Stephane E. Lubin
                          ------------------------------
                          Title:   Relationship Manager
                          ------------------------------


                          MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                          By: /s/ George J. Stapleton
                          ------------------------------
                          Name:    George J. Stapleton
                          ------------------------------
                          Title:   Vice President
                          ------------------------------


                          REGIONS BANK OF LOUISIANA

                          By: /s/ Thomas E. Brabston
                          ------------------------------
                          Name:    Thomas E. Brabston
                          ------------------------------
                          Title:   Vice President
                          ------------------------------


                          ROYAL BANK OF CANADA

                          By: /s/ Thomas M. Byrne
                          ------------------------------
                          Name:    Thomas M. Byrne
                          ------------------------------
                          Title:   Senior Manager
                          ------------------------------


                          THE SANWA BANK, LIMITED

                          By: /s/  L.J. Perenyi
                          ------------------------------
                          Name:    L.J. Perenyi
                          ------------------------------
                          Title:   Vice President
                          ------------------------------


                          UNION BANK OF SWITZERLAND, NEW YORK BRANCH

                          By: /s/ Robert H. Riley, III
                          ------------------------------
                          Name:    Robert H. Riley, III
                          ------------------------------
                          Title:   Managing Director
                          ------------------------------

                          By: /s/ David G. Dickinson, Jr.
                          ------------------------------
                          Name:    David G. Dickinson, Jr.
                          ------------------------------
                          Title:   Assistant Treasurer
                          ------------------------------

                                   SCHEDULE 1

          Parties, Addresses, Committed Sums, and Wiring Information
          ----------------------------------------------------------


Borrower
--------
                  All notice confirming amounts borrowed and the interest rate thereon, responses to Competitive Bid Requests, notices regarding amounts of any principal or interest payments due and any billings for Facility Fees should be directed to:

                              Century Telephone Enterprises, Inc.
                              P. O. Box 4065
                              Monroe, Louisiana 71211-4065
                              Attention:  Director of Treasury Services
                              FAX No.:    318-388-9602

                  Other written communications:

                              Century Telephone Enterprises, Inc.
                              P. O. Box 4065
                              Monroe, Louisiana 71211-4065
                              Attention:  David G. Thiels, Treasurer
                              FAX No.:    318-388-9093

                                 with a copy to:

                              Harvey P. Perry, Senior Vice President,
                              Secretary and General Counsel
                              Century Telephone Enterprises, Inc.
                              P. O. Box 4065
                              Monroe, Louisiana 71211-4065
                              FAX No.:    318-388-9562


Agents
------
                              NationsBank of Texas, N.A.
                              600 Peachtree Street N.E., 21st Floor
                              Atlanta, Georgia 30308
                              Attention:  Daniel J. Rabbitt
                              FAX No.:    404/607-6465





Copy to:                      Winstead Sechrest & Minick P.C.
                              5400 Renaissance Tower
                              1201 Elm Street
                              Dallas, Texas  75270-2199
                              Attention:  Ira D. Einsohn
                              FAX No.:    214/745-5390




Lenders

================================================================================
                Lenders                         Facility A        Facility B
                                                Commitment        Commitment
                                                                   (Tranche B-2)
--------------------------------------------------------------------------------
NationsBank of Texas, N.A.                      $65,000,000     $195,000,000 1

Domestic and Eurodollar Lending Office
--------------------------------------

NationsBank of Texas, N.A.
901 Main Street, 14th Floor
Dallas, Texas 75201
Attention:  Sahar Sharkawy
FAX No.:    214/508-2118

--------------------------------------------------------------------------------
Bank of Tokyo Mitsubishi Trust Company           25,000,000       75,000,000

Domestic and Eurodollar Lending Office
--------------------------------------

Bank of Tokyo Mitsubishi Trust Company
1251 Avenue of the Americas, 12th Floor
New York, New York 10020
Attention:  Glenn Eckert, Vice President
FAX No.:    212/782-4935

--------------------------------------------------------------------------------
Texas Commerce Bank National Association         25,000,000       75,000,000

Domestic and Eurodollar Lending Office
--------------------------------------

Texas Commerce Bank National Association
2200 Ross Avenue, 3rd Floor
Dallas, Texas 75201
Attention:  Allen King, Vice President
FAX No.:    214/965-2990

--------------------------------------------------------------------------------
Royal Bank of Canada                             25,000,000       75,000,000

Domestic and Eurodollar Lending Office
--------------------------------------

Royal Bank of Canada
New York Branch
Financial Square
New York, New York 10005
Attention:  Brian Schneider, Associate
FAX No.:    212/428-6460

--------------------------------------------------------------------------------
SunTrust Bank, Central Florida, N.A.             25,000,000       75,000,000

Domestic and Eurodollar Lending Office
--------------------------------------

SunTrust Bank, Central Florida, N.A.
200 S. Orange Avenue
Orlando, Florida 32801
Attention:  Kimberly Evans, Vice President
FAX No.:    407/237-4253

--------------------------------------------------------------------------------
Wachovia Bank, N.A.                              25,000,000       75,000,000

Domestic and Eurodollar Lending Office
--------------------------------------

Wachovia Bank, N.A.
191 Peachtree Street N.E., MC-GA370
Atlanta, Georgia 30303
Attention:  Carl Peoples, Vice President
FAX No.:    404/332-6898

--------------------------------------------------------------------------------
Bank One, Texas, N.A.                            12,500,000       37,500,000

Domestic and Eurodollar Lending Office
--------------------------------------

Bank One, Texas, N.A.
1717 Main Street, 3rd Floor
Dallas, Texas 75201
Attention:  Fred Points, Vice President
FAX No.:    214/290-2683

--------------------------------------------------------------------------------
The Dai-Ichi Kangyo Bank, Limited                12,500,000       37,500,000

Domestic and Eurodollar Lending Office
--------------------------------------

The Dai-Ichi Kangyo Bank, Limited
1 World Trade Center, Suite 4911
New York, New York 10048
Attention:  Tina Brucculeri
FAX No.:    212/912-1879

--------------------------------------------------------------------------------
The First National Bank of Chicago               12,500,000       37,500,000

Domestic and Eurodollar Lending Office
--------------------------------------

The First National Bank of Chicago
One First National Plaza, Suite 0363
Chicago, Illinois 60670
Attention:  Michael King
FAX No.:    312/732-8587

--------------------------------------------------------------------------------
Mellon Bank, N.A.                                12,500,000       37,500,000

Domestic and Eurodollar Lending Office
--------------------------------------

Mellon Bank, N.A.
One Mellon Bank Center, Room 4440
151-440
Pittsburgh, Pennsylvania 15258-0001
Attention:  John M. Kailer, First Vice President
FAX No.:    412/234-6375

--------------------------------------------------------------------------------
Morgan Guaranty Trust Company of New York        12,500,000       37,500,000

Domestic Lending Office
-----------------------

Morgan Guaranty Trust Company of New York
60 Wall Street
New York, New York 10260-0060
Attention:  Loan Servicing Unit
FAX No.:    302/634-1852

Eurodollar Lending Office
-------------------------

Morgan Guaranty Trust Company of New York
Nassau Bahamas Office
c/o J.P. Morgan Services, Inc.
500 Stanton Christiana Road
Newark, Delaware 19713
Attention:  Euro-Loan Servicing Unit
FAX No.:    302/634-1852

--------------------------------------------------------------------------------
Union Bank of Switzerland, New York Branch       12,500,000       37,500,000

Domestic and Eurodollar Lending Office
--------------------------------------

Union Bank of Switzerland, New York Branch
299 Park Avenue
New York, New York 10171
Attention:  Robert H. Riley III, Managing Director
FAX No.:    212/821-3914

--------------------------------------------------------------------------------
Fleet National Bank                              6,250,000       18,750,000

Domestic and Eurodollar Lending Office
--------------------------------------

Fleet National Bank
One Federal Street, MA of D03D
Boston, Massachusetts 02110
Attention:  Jeffrey J. McLaughlin, Senior Vice President
FAX No.:    617/345-4345

--------------------------------------------------------------------------------
Hibernia National Bank                           6,250,000       18,750,000

Domestic and Eurodollar Lending Office
--------------------------------------

Hibernia National Bank
1808 North 18th Street
Monroe, Louisiana 71201
Attention:  Roger Johnston, Vice President
FAX No.:    318/329-2727

--------------------------------------------------------------------------------
The Sanwa Bank, Limited                          6,250,000       18,750,000

Domestic and Eurodollar Lending Office
--------------------------------------

The Sanwa Bank, Limited
New York Branch
55 East 52nd Street
New York, New York 10055
Attention:  Renko Hara
FAX No.:    212/754-3084

--------------------------------------------------------------------------------
Michigan National Bank                           5,000,000        15,000,000

Domestic and Eurodollar Lending Office
--------------------------------------

Michigan National Bank
27777 Inkster Road
Farmington Hills, Michigan 48334
Attention:  Stephane E. Lubin, Relationship Manager
FAX No.:    248/473-4345

--------------------------------------------------------------------------------
Deposit Guaranty National Bank                   3,750,000        11,250,000

Domestic and Eurodollar Lending Office
--------------------------------------

Deposit Guaranty National Bank
210 E. Capitol
Jackson, Mississippi 39201
Attention:  Ron Hendrix, Vice President
FAX No.:    601/354-8412

--------------------------------------------------------------------------------
First National Bank of Commerce                  3,750,000        11,250,000

Domestic and Eurodollar Lending Office
--------------------------------------

First National Bank of Commerce
201 St. Charles Avenue, No. Ctr 286
New Orleans, Louisiana 70170
Attention:  Charles A. Tulloh, IV, Senior Vice President
FAX No.:    504/623-1864

--------------------------------------------------------------------------------
Regions Bank of Louisiana                        3,750,000        11,250,000

Domestic and Eurodollar Lending Office

Regions Bank of Louisiana
1500 North 18th Street
Monroe, Louisiana 71201
Attention:  Tom Brabston, Vice President
FAX No.:    318/263-8864

--------------------------------------------------------------------------------
                  Total                       $300,000,000      $900,000,000
================================================================================

--------
1 Facility B Commitment (Tranche B-1) equals $400,000,000.



                               Wiring Information


NATIONSBANK OF TEXAS, N.A.
--------------------------

      Location of account: NationsBank of Texas, N.A.
                           (Dallas, Texas)
      ABA #:      111000025
      Attention:  Commercial Loan Operations
      Reference:  Century Telephone Enterprises, Inc.
      Account #:  129-2000-883


THE BORROWER
------------

      Location of account: Regions Bank of Louisiana
                           (Monroe, Louisiana)
      ABA #:      062005690
      A/C#:       42-0013-0443
      Reference:  Century Telephone Enterprises, Inc.
      (Immediate advice to Treasury Department, 318-388-9713)


BANK ONE, TEXAS, N.A.
---------------------

      Location of account: Bank One, Texas, N.A.
      ABA #:      111 000 614
      Account #:  0109904045
      Reference:  Century Telephone Enterprises, Inc., #1484678929


BANK OF TOKYO MITSUBISHI TRUST COMPANY
--------------------------------------

      Location of account: Bank of Tokyo-Mitsubishi Trust Company
      ABA #:               0260-0968-7
      Further Credit to:   Loan Administration Dept., C1F #97770477


THE DAI-ICHI KANGYO BANK, LIMITED
---------------------------------

      Location of account: The Dai-Ichi Kangyo Bank, Limited
                           1 World Trade Center, Suite 4911
                           New York, New York 10048
      ABA #:               026004307
      Reference:  Century Telephone Enterprises, Inc.
      Attention:  Tina Brucculeri


DEPOSIT GUARANTY NATIONAL BANK
------------------------------

      Location of account: Deposit Guaranty National Bank
                           210 East Capitol Street
                           Jackson, Mississippi 39201
      ABA #:      065305436
      Account #:  IFT # 11703
      Reference:  Century Telephone Enterprises, Inc.
      Attention:  Kay Shelton


THE FIRST NATIONAL BANK OF CHICAGO
----------------------------------

      Location of account: The First National Bank of Chicago
                           One First National Plaza
                           Chicago, Illinois 60670
      ABA #:      071000013
      Account #:  7521-7653
      Reference:  Century Telephone Enterprises, Inc.
      Attention:  Robert Simon


FIRST NATIONAL BANK OF COMMERCE
-------------------------------

      Location of account: First National Bank of Commerce
                           201 St. Charles Avenue
                           New Orleans, Louisiana 70170
      ABA #:      065000029
      Account #:  1343623
      Reference:  Century Telephone Enterprises, Inc.
      Attention:  Document Review


FLEET NATIONAL BANK
-------------------

      Location of account: Fleet Bank
                           One Federal Street
                           Boston, Massachusetts 02110
      ABA #:      011000138
      Account #:  1510351-03156
      Reference:  Century Telephone Enterprises, Inc.
      Attention:  Loan Adm-Wire Suspense Acct.


HIBERNIA NATIONAL BANK
----------------------

      Location of account: Hibernia National Bank
                           313 Carondolet
                           New Orleans, Louisiana 70130
      ABA #:      065000090
      Account #:  509036615
      Reference:  Century Telephone Enterprises, Inc.
      Attention:  Ginny Keller


MELLON BANK, N.A.
-----------------

      Location of account: Mellon Bank, N.A.
                           Three Mellon Bank Center, Room 153-2305
                           Pittsburgh, Pennsylvania 15230
      ABA #:      043000261
      Account #:  990873800
      Reference:  Century Telephone Enterprises, Inc.
      Attention:  Lorrie Amadio


MICHIGAN NATIONAL BANK
----------------------

      Location of account: Michigan National Bank
                           27777 Inkster Road
                           Farmington Hills, Michigan 48334
      ABA #:      072000805
      Reference:  Century Telephone Enterprises, Inc.
      Attention:  Sylvia Mills, 248/615-5951


MORGAN GUARANTY TRUST COMPANY OF NEW YORK
-----------------------------------------

      o     For LIBOR, CD, Base Rate Principal and/or Interest payments and fees
                  Morgan Guaranty Trust Company of New York
                  New York, New York
                  ABA #021000238
                  For Credit to: Loan Department
                                 A/C # 999-99-090
                 Attention:      Corporate Processing - Mod 23
                 Reference:      Century Telephone Enterprises, Inc.

      o     For Competitive Bids (Money Market):
                  Morgan Guaranty Trust Company of New York
                  New York, New York
                  ABA #021000238
                  For Credit to: Loan Department
                                 A/C #001-39-968
                  Attention:     Competitive Bids
                  Reference:     Century Telephone Enterprises, Inc.

      o     For Letters of Credit:
                  Morgan Guaranty Trust Company of New York
                  ABA #021-000-238
                  For Credit to: International Trade Services
                                 A/C #999-99-068
                 Reference:      Century Telephone Enterprises, Inc.
                 (Commission, Drawing, Closing Fee, etc.)


REGIONS BANK OF LOUISIANA
-------------------------

      Location of account: Regions Bank
                           417 N. 20th Street
                            Birmingham, Alabama 35203
      ABA #:      062005690
      Account #:  To be Determined
      Reference:  Century Telephone Enterprises, Inc.
      Attention:  Debbie Garner, Commercial Loans


ROYAL BANK OF CANADA
--------------------

      Location of account: Chase Manhattan Bank, NY
      ABA #:      021-000-021
      Account #:  920-1-033363
      Reference:  Century Telephone Enterprises, Inc.


THE SANWA BANK, LIMITED
-----------------------

      Location of account: The Sanwa Bank, Limited, New York Branch
                           55 East 52nd Street
                           New York, New York 10055
      ABA #:      026009823
      Account #:  UID #279368
      Reference:  Century Telephone Enterprises, Inc.
      Attention:  Renko Hara


SUNTRUST BANK, CENTRAL FLORIDA, N.A.
------------------------------------

      Location of account: SunTrust Bank, Central Florida, N.A.
                           200 S. Orange Avenue
                           Orlando, Florida 32801
      ABA #:      063-102-152
      Account #:  9215004320
      Reference:  Century Telephone Enterprises, Inc.
      Attention:  Kim Evans


TEXAS COMMERCE BANK NATIONAL ASSOCIATION
----------------------------------------

      Location of account: Texas Commerce Bank National Association
                           712 Main Street @ Rusk
                           Houston, Texas 77002
      ABA #:      113000609
      Account #:  00100381673
      Reference:  Century Telephone Enterprises, Inc.


UNION BANK OF SWITZERLAND
-------------------------

      Location of account:  Union Bank of Switzerland, New York Branch
                            299 Park Avenue
                            New York, New York 10171
      ABA #:       026008439
      Reference:   Loan Servicing
      By Order of: Century Telephone Enterprises, Inc.


WACHOVIA BANK, N.A.
-------------------

      Location of account: Wachovia Bank, N.A.
                           191 Peachtree Street, N.E.
                           Atlanta, Georgia 30303
      ABA #:      061000010
      Account #:  18-171-498
      Reference:  Century Telephone Enterprises, Inc.
      Attention:  Complex Unit




                                   SCHEDULE 2

                                 Permitted Liens
                                 ---------------


Paragraph
   No.                             Description
   ---                             -----------
    1. Any Lien securing Debt incurred for the purchase or capital lease of one or more assets, if such Lien encumbers only the assets so purchased or leased.

    2. Pledges or deposits made to secure payment of workers' compensation, or to participate in any fund in connection with workers' compensation, unemployment insurance, pensions, or other social security programs.

    3. Good-faith pledges or deposits made to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds in the ordinary course of business.

    4. Encumbrances and restrictions on the use of real property which do not materially impair such property.

    5. The following, if either (a) no amounts are due and payable and no Lien has been filed or agreed to or (b) the validity or amount thereof is being contested in good faith by lawful proceedings diligently conducted, reserve or other provision required by GAAP has been made, levy and execution thereon have been (and continue to be) stayed, and neither the value nor use of the property in question are materially affected:

                    a.   Liens for Taxes;
                    b. Liens upon, and defects of title to, property, including any attachment of property or other legal process prior to adjudication of a dispute on the merits;
                    c. Liens of mechanics, materialmen, warehousemen, carriers, and landlords, and similar Liens; and
                    d.   Adverse judgments on appeal.

    6. Liens in favor of the United States Department of Agriculture, Rural Electrification Administration, the Rural Utilities Service or Rural Telephone Bank or similar lenders such as the Rural Telephone Finance Cooperative.

    7. Liens existing on any property of a Subsidiary existing at the time when it became such, which were not created with a view of its becoming a Subsidiary, provided that (a) the principal amount of the Debt secured by each such Lien shall not exceed the cost (which shall be deemed to include the amount of all Debt secured by Liens, including existing Liens, on such property) of such property to such Subsidiary, or the fair value of such property (without deduction of the Debt secured by Liens on such property) at the time of its becoming a Subsidiary, whichever is the lesser, and (b) the Debt secured by such Liens may not be increased, extended, renewed or continued beyond its original stated maturity if such increase, extensions or renewal would result in a Default under Section 5.25.

    8. Liens either on shares of stock of a corporation which, when such Liens arise, concurrently becomes a Subsidiary or on all or substantially all of the assets of a corporation arising in connection with the purchase or acquisition thereof by the Company, provided that the Debt secured by such Liens may not be increased or extended, renewed or continued beyond its original stated maturity if such increase, extensions or renewal would result in a Default under Section 5.25.

    9. Liens on property of a Subsidiary (other than on the stock of Subsidiary except to the extent permitted in paragraph 8 above) securing obligations owing to the Borrower or a wholly-owned Subsidiary or securing indebtedness of such Subsidiary created, assumed or incurred after the date hereof, the creation, assumption or incurrence of which would not create a Default under Section 5.25 hereof.

   10.              Liens existing on the date hereof.

   11. Except as otherwise prohibited in paragraphs 7 and 8 above, Liens securing extensions and renewals of the Debt originally secured thereby.


                                  SCHEDULE 3.6

                               MATERIAL LITIGATION
                               -------------------


                                      NONE



                                  SCHEDULE 3.12



                          TRANSACTIONS WITH AFFILIATES
                          ----------------------------


                                      NONE



                                  SCHEDULE 3.17

                              Business of Companies
                              ---------------------


General
-------

Item 1 of the Borrower's most recent annual report filed with the Securities and Exchange Commission on Form 10-K contains a more detailed discussion of the business of the Borrower. The following description summarizes that information.

A.       Borrower
         --------

         The Borrower directly or indirectly owns the voting stock of the Subsidiaries named in Exhibit 21 of the Borrower's most recent annual report filed with the Securities and Exchange Commission on Form 10-K and is active in acquiring additional Subsidiaries, businesses, or assets for the provision of communications products and services. The Borrower directly owns no assets for the provision of communications services, but it provides or arranges financing and provides general management, and other operating services to its operating Subsidiaries.

B.       Subsidiaries
         ------------

         The Subsidiaries named in Exhibit 21 of the Borrower's most recent annual report filed with the Securities and Exchange Commission on Form 10-K are engaged in providing telephone and/or other telecommunications services to consumers or they provide services to other Subsidiaries and other telecommunications companies.

         Local telephone service is provided in the telephone Subsidiaries' respective service areas. Long distance toll service is provided over facilities partially owned by the telephone Subsidiaries and interconnected with other telephone companies and with nationwide toll networks of American Telephone and Telegraph Company and other long distance carriers. Other telecommunications services include facilities for private line service teletypewriter, microwave, long distance, data transmission, cellular mobile telephone, mobile radio telephone, personal communications services, security systems, call center, telemarketing, operator services, interactive services, providing Internet access, paging, cable services, wide area toll service (WATS), and voice messaging.

         Other services provided include management, consulting, finance, billing, accounting, engineering, purchasing, data processing, printing and other business communications products, light manufacturing, and installation and repair of central office equipment.



                                  EXHIBIT A-1
                                  -----------


                         FORM OF COMPETITIVE BID REQUEST


                             -------------, -----

NationsBank of Texas, N.A.,
  as Auction Administrative Agent for the Lenders as defined in the Credit Agreement referred to below
NationsBank Plaza, 14th Floor
901 Main Street
Dallas, Texas 75202
Attention:    Sahar Sharkawy
              Agency Services

Dear Sirs:

      Reference is made to the Competitive Advance and Revolving Credit Facility Agreement dated as of August 28, 1997 (as amended, modified, supplemented, renewed, or extended from time to time, the "Credit Agreement"), among the undersigned, the Lenders named therein, and NationsBank of Texas, N.A., as Agents and as Auction Administration Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby gives you notice pursuant to
Section 2.3 of the Credit Agreement that it requests a Competitive Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

      (A) Borrowing Date of  Competitive  Borrowing (a Business Day) _______
      (B) Principal  Amount of  Competitive  Borrowing1  _______
      (C) Interest  rate basis2 _______
      (D) Interest Period and the last day thereof3 _______

                                    Very truly yours,

                                    CENTURY TELEPHONE ENTERPRISES, INC.


                                    By:_______________________
                                    Name :____________________
                                    Title:____________________



--------------------

1 Not less than $5,000,000 or greater than the unused Total Facility A Commitment and in integral multiples of $1,000,000.
2     Eurodollar Loan or Fixed Rate Loan or both.
3 Which shall have a duration (i) in the case of a Eurodollar Loan, of one, two or three months, and (ii) in the case of a Fixed Rate Loan, of not less than seven calendar days nor more than 90 calendar days, and which, in either case, shall end not later than the Termination Date.

                                   EXHIBIT A-2
                                   -----------

                      FORM OF NOTICE OF COMMITTED BORROWING

                             -------------, -----

NationsBank of Texas, N.A.,
  as Agent for the Lenders as defined in the
  Credit Agreement referred to below
NationsBank Plaza, 14th Floor
901 Main Street
Dallas, Texas 75202
Attention:    Sahar Sharkawy
              Agency Services

Dear Sirs:

      Reference is made to the Competitive Advance and Revolving Credit Facility Agreement dated as of August 28, 1997 (as amended, modified, supplemented, renewed, or extended from time to time, the "Credit Agreement"), among the undersigned, the Lenders named therein, and NationsBank of Texas, N.A., as Agent and as Auction Administration Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby (check whichever is applicable):

      _____ 1. Gives you notice pursuant to Section 2.4 of the Credit Agreement that it requests a Committed Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Committed Borrowing is requested to be made:

                  (A)  Borrowing Date of Committed Borrowing (a Business Day)
                                                                        ________
                  (B)  Principal Amount of Committed Borrowing1         ________
                  (C)  Type of Committed  Borrowing2                    ________
                  (D)  Interest  rate basis3                            ________
                  (E)  Interest  Period  and  the  last  day  thereof4  ________

      _____ 2. Gives you notice pursuant to Section 2.5(b) that it requests the conversion of [Facility A] [Facility B] Committed Loans that are Eurodollar Loans into Base Rate Loans in the amount of $___________5.

      _____ 3. Gives you notice pursuant to Section 2.5(b) of the Credit Agreement that it requests the conversion of [Facility A][Facility B] Committed Loans that are Base Rate Loans into Eurodollar Loans in the amount of $____________5, having an Interest Period of _______ months4.

      _____ 4. Gives you notice pursuant to Section 2.5(b) of the Credit Agreement that it requests the continuation of Eurodollar Loans made under [Facility A][Facility B] in the amount of $__________5 to another Interest Period of ______ months4.

                                    Very truly yours,

                                    CENTURY TELEPHONE ENTERPRISES, INC.


                                     By:   ___________________
                                     Name: ___________________
                                     Title:___________________

-----------

1 Not less than $5,000,000 or greater than the unused Total Facility A Commitment or Total Facility B Commitment, as applicable, and in integral multiples of $1,000,000.
2     Facility A Comitted Borrowing or Facility B Committed Borrowing
3     Eurodollar Loan or Base Rate Loan.
4 Applicable only to Eurodollar Loans. Interest Periods shall have a duration of one, two, three or six months and shall end not later than the Termination Date.
5     Not less than $5,000,000 and in integral multiples of $1,000,000.



                                   EXHIBIT A-3
                                   -----------

                          FORM OF NOTICE OF CONVERSION

                               -------------, -----

NationsBank of Texas, N.A.,
  as Agent for the Lenders as defined in the Credit Agreement referred to below
NationsBank Plaza, 14th Floor
901 Main Street
Dallas, Texas 75202
Attention:  Sahar Sharkawy
            Agency Services

Dear Sirs:

      Reference is made to the Competitive Advance and Revolving Credit Facility Agreement dated as of August 28, 1997 (as amended, modified, supplemented, renewed, or extended from time to time, the "Credit Agreement"), among the undersigned, the Lenders named therein, and NationsBank of Texas, N.A., as Agent and as Auction Administration Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby gives you notice pursuant to Section 2.2(c) of the Credit Agreement that it requests to convert all of the Facility B Committed Borrowings under the Credit Agreement to a single term loan which shall amortize in accordance with Section 2.13(c) of the Credit Agreement, and in that connection sets forth below the terms on which such Facility B Conversion is requested to be made:

           (A) Conversion Date of Committed Borrowing (a Business Day)1 ______
           (B) Aggregate Outstanding Principal Amount of Facility B
               Committed Borrowings to be Converted2                    ______

                                    Very truly yours,

                                    CENTURY TELEPHONE ENTERPRISES, INC.


                                    By:___________________________
                                    Name:_________________________
                                    Title:________________________


------------
1     Not later than the Facility B Termination Date.
2     Not less than the aggregate amount of outstanding Facility B
      Committed Loans.


                                   EXHIBIT B
                                   ---------

             FORM OF NOTICE TO LENDERS OF COMPETITIVE BID REQUEST


                              ------------, -----


[Name of Bank]
[Address of Bank]
Attention:  ______________________

Dear Sirs:

      Reference is made to the Competitive Advance and Revolving Credit Facility Agreement dated as of August 28 , 1997 (as amended, modified, supplemented, renewed, or extended from time to time, the "Credit Agreement"), among Century Telephone Enterprises, Inc. (the "Company"), the Lenders named therein and NationsBank of Texas, N.A., as Agent and as Auction Administration Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Company delivered a Competitive Bid Request dated _____________, _____, pursuant to Section 2.3(a) of the Credit Agreement, and in that connection you are invited to submit a Competitive Bid by [Date] / [Time] .1 Your Competitive Bid must comply with
Section 2.3(b) of the Credit Agreement and the terms set forth below on which the Notice of Competitive Borrowing was made:

      (A) Borrowing Date of  Competitive  Borrowing (a Business Day)     _______
      (B) Principal Amount of Competitive  Borrowing                     _______
      (C) Interest rate basis                                            _______
      (D) Interest Period and the last day thereof                       _______

                                    Very truly yours,

                                    NATIONSBANK OF TEXAS, N.A.,
                                    Auction Administration Agent

                                       By:
                                      Name:
                                     Title:

--------
1     The Competitive Bid must be received by the Auction  Administration  Agent
      (i) in the case of Eurodollar Loans, not later than 11:00 a.m., Dallas, Texas time, three Business Days before a proposed Competitive Borrowing, and (ii) in the case of Fixed Rate Loans, not later than 11:00 a.m., Dallas, Texas time, one Business Day before a proposed Competitive Borrowing.


                                    EXHIBIT C
                                    ---------


                             FORM OF COMPETITIVE BID

                                ----------, ----


NationsBank of Texas, N.A., as Auction  Administration  Agent for the Lenders as
 defined in the Credit Agreement referred to below
NationsBank Plaza, 14th Floor
901 Main Street
Dallas, Texas  75202
Attention:  Sahar Sharkawy
            Agency Services

Sirs:

      The undersigned, [Name of Bank], refers to the Competitive Advance and Revolving Credit Facility Agreement dated as of August 28, 1997 (as amended, modified, supplemented, renewed, or extended from time to time, the "Credit Agreement"), among Century Telephone Enterprises, Inc. (the "Company"), the Lenders named therein, and NationsBank of Texas, N.A., as Agent and Auction Administration Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.3(b) of the Credit Agreement, in response to the Competitive Bid Request made by the Company on __________, ____, and in that connection sets forth below the terms on which such Competitive Bid is made:

      (A)   Principal Amount1                                       __________
      (B)   Competitive Bid Rate2                                   __________
      (C)   Interest Period and the last day thereof3               __________


      The undersigned hereby confirms that it is prepared to extend credit to the Company upon acceptance by the Company of this bid in accordance with
Section 2.3(d) of the Credit Agreement.

                                    Very truly yours,

                                    [NAME OF BANK]



                                     By:_________________________
                                     Name:_______________________
                                     Title:______________________


-----------------
1 Not less than $5,000,000 or greater than the amount of the Competitive Borrowing requested by the Company nor the available Total Facility A Commitment and in integral multiples of $1,000,000. Multiple bids will be accepted by the Auction Administration Agent.

2 LIBOR Rate + or - ________%, in the case of Eurodollar Loans, or _______%, in the case of Fixed Rate Loans (in each case, expressed in the form of a decimal to no more than four decimal places).

3 The Interest Period must be the Interest Period specified in the Competitive Bid Request.



                                   EXHIBIT D-1
                                   -----------

                            FORM OF COMPETITIVE NOTE


$300,000,000.00                                                August 28, 1997


      FOR VALUE RECEIVED, the undersigned, CENTURY TELEPHONE ENTERPRISES, INC., a Louisiana corporation (the "Company"), hereby promises to pay to the order of ___________________________ (the "Lender") on or before the Termination Date the lesser of (i) THREE HUNDRED MILLION AND NO/100 DOLLARS ($300,000,000.00) and
(ii) the aggregate amount of Competitive Loans made by the Lender to the Company and outstanding on the Termination Date.

      This note has been executed and delivered under, and is subject to the terms of, the Competitive Advance and Revolving Credit Facility Agreement dated as of August 28, 1997 (as amended, renewed, extended, amended, supplemented, or replaced from time to time, the "Credit Agreement"), among the Company, the Lenders, the Agent, and the Auction Administration Agent, and is one of the "Competitive Notes" referred to therein. Unless defined herein or the context otherwise requires, capitalized terms used herein have the meaning given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs and other costs of collection, certain waivers by the Company and others now or hereafter obligated for payment of any sums due hereunder and security for the payment hereof. Without limiting the immediately preceding sentence, reference is made to Section 9.12 of the Credit Agreement for usury savings provisions.


                              CENTURY TELEPHONE ENTERPRISES, INC.


                              By:______________________________
                              Name:____________________________
                              Title:___________________________




                                   EXHIBIT D-2
                                   -----------

                        FORM OF FACILITY A COMMITTED NOTE


$_____________                                                 August 28, 1997


      FOR VALUE RECEIVED, the undersigned, CENTURY TELEPHONE ENTERPRISES, INC., a Louisiana corporation (the "Company"), hereby promises to pay to the order of __________________________ (the "Lender") on or before the Termination Date the lesser of (i) the amount of the Lender's Facility A Commitment and (ii) the aggregate amount of Facility A Committed Loans made by the Lender to the Company and outstanding on the Termination Date.

      This note has been executed and delivered under, and is subject to the terms of, the Competitive Advance and Revolving Credit Facility Agreement dated as of August 28, 1997 (as amended, renewed, extended, amended, supplemented, or replaced from time to time, the "Credit Agreement"), among the Company, the Lenders, the Agent, and the Auction Administration Agent, and is one of the "Facility A Committed Notes" referred to therein. Unless defined herein or the context otherwise requires, capitalized terms used herein have the meaning given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs and other costs of collection, certain waivers by the Company and others now or hereafter obligated for payment of any sums due hereunder and security for the payment hereof. Without limiting the immediately preceding sentence, reference is made to Section 9.12 of the Credit Agreement for usury savings provisions.


                              CENTURY TELEPHONE ENTERPRISES, INC.


                              By: ______________________________
                              Name: ____________________________
                              Title:____________________________



                                   EXHIBIT D-3
                                   -----------

                        FORM OF FACILITY B COMMITTED NOTE


$_____________                                                  August 28, 1997


      FOR VALUE RECEIVED, the undersigned, CENTURY TELEPHONE ENTERPRISES, INC., a Louisiana corporation (the "Company"), hereby promises to pay to the order of _________________ (the "Lender") on or before the Facility B Termination Date the lesser of (i) the amount of the Lender's Commitment and (ii) the aggregate amount of Committed Loans made by the Lender to the Company and outstanding on the Facility B Termination Date. Notwithstanding the foregoing, after a Facility B Conversion, the outstanding principal balance of the Facility B Committed Loans shall be due and payable in accordance with the provisions of Section 2.13(c) of the Credit Agreement.

      This note has been executed and delivered under, and is subject to the terms of, the Competitive Advance and Revolving Credit Facility Agreement dated as of August 28, 1997 (as amended, and as further renewed, extended, amended, supplemented, or replaced from time to time, the "Credit Agreement"), among the Company, the Lenders, the Agent, and the Auction Administration Agent, and is one of the "Committed Notes" referred to therein. Unless defined herein or the context otherwise requires, capitalized terms used herein have the meaning given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, accelleration of maturity, exercise of Rights, payment of attorneys' fees, court costs and other costs of collection, certain waivers by the Company and others now or hereafter obligated for payment of any sums due hereunder and security for the payment hereof. Without limiting the immediately preceding sentence, reference is made to Section 9.12 of the Credit Agreement for usury savings provisions.


                                      CENTURY TELEPHONE ENTERPRISES, INC.

                                      By: __________________________
                                      Name: ________________________
                                      Title: _______________________




                                    EXHIBIT E

                         BOLES, BOLES & RYAN, ATTORNEYS
                        (A PROFESSIONAL LAW CORPORATION)
WILLIAM R. BOLES              1805 TOWER DRIVE
CHARLES H. RYAN           MONROE, LOUISIANA 71201      BATON ROUGE OFFICE
JANET S. BOLES                   Mail to:              7809  Jefferson Highway
G. ROBERT COLLIER, JR.*        P.O. Box 2065           Suite D3
WILLIAM R. BOLES, JR.**    Monroe, LA 71207-2065       Baton Rouge, LA 70809
L. SCOTT PATTON           TELEPHONE (318) 388-4050     Telephone (504) 924-2686
H. HERBERT HOBGOOD        FACSIMILE (318) 329-9150     Facsimile (504) 926-5425
CATHERINE C. CREED        FACSIMILE (318) 388-8992
CHRISTIAN C. CREED        E-MAIL: boles@IAmerica.net   NEW ORLEANS OFFICE
MICHAEL L. DuBOS                                       2714 Canal Street,
__________________                                     Suite 500
                                                       New Orleans, LA 70119
JAMES A. MOUNGER                                       Telephone (504) 821-6031
  OF COUNSEL                                           Facsimile (504) 822-6292


*Board Certified Tax Attorney
**Also Admitted in Colorado

                                 August 28, 1997


NationsBank of Texas, N.A.,
       as Agent for the Lenders as defined in
       the Credit Agreement referred to below
NationsBank Plaza, 66th Floor
901 Main Street
Dallas, TX 75202
Attn:  Communications Finance

       We have acted as counsel for Century Telephone Enterprises, Inc., a Louisiana corporation (the "Borrower"), in connection with the execution and delivery of the $1,600,000,000.00 Competitive Advance and Revolving Credit Facility Agreement of even date herewith (the "Credit Agreement") among the Borrower, the Agent, the Auction Administration Agent, and the Lenders party thereto.

       This opinion is delivered to you pursuant to Section 4.1 of the Credit Agreement and upon the express instruction of the Borrower. Unless defined herein, capitalized terms have the meanings given to such terms in the Credit Agreement.

       In connection with this opinion, we have examined executed copies of the Credit Agreement and Competitive Notes and Committed Notes executed by Borrower and payable to each Lender (collectively, the "Loan Papers"). We have also examined and relied upon the representations and warranties as to factual matters contained in or made pursuant to the Loan Papers and such corporate documents and records of the Borrower, certificates of public officials, officers of the Borrower, and such other documents as we have deemed necessary or appropriate for the purposes of this opinion. In stating our opinion, we have assumed the genuineness of all signatures of, and the authority of, persons signing the Loan Papers on behalf of the parties thereto other than the Borrower, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed, or photostatic copies, and that all documents, books, and records made available to us by the Borrower are accurate and complete.

       We are qualified to practice law in the State of Louisiana and our opinion is restricted to the laws of the State and the federal law of the United States of America. We have assumed that insofar as the substantive laws of states other than Louisiana that may be applicable to any matters opined on herein, such laws are identical to the substantive laws of the State of Louisiana applied by us herein.


       Based upon the foregoing, we are of the opinion that:

       1. The Borrower and each Significant Subsidiary are each a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation. Except where failure would not reasonably be expected to have a Material Adverse Effect, the Borrower and each Significant Subsidiary (a) are each duly qualified to transact business and are in good standing as a foreign corporation in each jurisdiction where the nature and extent of its business and properties require the same and (b) each possesses all requisite authority, power, and material licenses, permits, and franchises to conduct its business as is now being conducted. The Borrower possesses all requisite authority, power, licenses, permits, and franchises to execute, deliver, and comply with the terms of the Loan Papers, all which have been duly authorized and approved by all necessary corporate action and, except where failure would not reasonably be expected to have a Material Adverse Effect, for which no approval or consent of any Person or Tribunal is required which has not been obtained and no filing or other notification to any Person or Tribunal is required which has not been properly completed.

       2. The Borrower is not, nor will the execution, delivery, performance, or observance of the Loan Papers cause the Borrower to be, (a) to the best of our knowledge, in violation of any laws or any Material Agreements to which it is a party, other than such violations which would not reasonably be expected to have a Material Adverse Effect, or (b) in violation of its bylaws or charter.

       3. We have no knowledge of any Material Litigation or outstanding or unpaid Material judgments against the Borrower.

       4. The Borrower is not (a) a "holding company", a "subsidiary company" of a "holding company", an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended, (b) a "public utility" within the meaning of the Federal Power Act, as amended, (c) an "investment company" within the meaning of the Investment Company Act of 1940, as amended,
(d) an "investment advisor" within the meaning of the Investment Advisors Act of 1940, as amended, or (e) directly subject to the jurisdiction of the Federal Communications Commission or any public service commission.

       5. Each of the Loan Papers constitutes a valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by (a) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, or other similar laws affecting creditors' rights generally, (b) general principles of equity (whether enforcement is sought by proceedings in equity or at law), and (c) the qualification that certain provisions of the Loan Papers may be unenforceable in whole or in part under the laws of the State, but the inclusion of such provisions does not affect the validity of any Loan Paper and each Loan Paper contains adequate provisions for enforcing payment of the Obligations secured thereby or provided for therein, as the case may be, and for the practical realization of the rights and benefits afforded thereby, though they may result in delays thereof (and we express no opinion as to the economic consequences, if any, of such delays).

       6. To our knowledge, without independent verification, the Borrower's Subsidiaries are legally empowered by franchise, permit, or otherwise to operate their respective properties in the territory or territories in which such corporations now operate, and based upon facts known to us and applicable law currently in effect, such operations may continue to be conducted as they now are being conducted.

       7. The Borrower owns, beneficially and of record, directly or indirectly, all of the issued and outstanding capital shares of each Significant Subsidiary, and such shares are validly issued, fully paid, and nonassessable and are so owned by the Borrower free and clear of all Liens, except as may be indicated on
Schedule 2 attached to the Credit Agreement.

       8. Under the circumstances of the transactions as contemplated by the Credit Agreement, courts of the State of Louisiana would honor the choice of law agreed to by the Parties in the Credit Agreement.

       This opinion is furnished solely in connection with the transactions referred to in the Credit Agreement and may not, without our permission, be circulated to any Person, except you, your legal counsel, the Lenders, lender supervisory authorities, prospective Participants or Purchasers, or as required by law or order of a court or other legal process and may not be relied upon except by you, your legal counsel, the Lenders or actual Participants or Purchasers.

       The opinions expressed herein are specific to the matters and documents referred to herein, and no opinion may be inferred beyond the opinions stated. The opinions expressed herein are as of the date hereof, and we disclaim any obligation to update or modify such opinions because of any changes in the law or represented facts relevant thereto. The opinions expressed herein are solely for your benefit in connection with the transactions contemplated by the Agreement. Neither you nor any other person may rely on or quote the opinions herein without our prior written permission.

                                           Very truly yours,

                                           BOLES, BOLES & RYAN
                                           (A Professional Law Corporation)



                                           By:  William R. Boles, Jr.
                                           Its: President

WRBjr:cr
cc:    Harvey P. Perry, Esq.
       David Thiels



                                    EXHIBIT F
                                    ---------

                          FINANCIAL REPORT CERTIFICATE

               FOR _________________ ENDED ______________, _____


AGENT:                     NationsBank of Texas, N.A.
BORROWER:                  Century Telephone Enterprises, Inc.
RE:                        $1,600,000,000 Competitive Advance and Revolving
                           Credit Facility Agreement
DATE:                      ___________________, ____

      This certificate is delivered pursuant to Section 5.3 of the $1,600,000,000 Competitive Advance and Revolving Credit Facility Agreement dated as of August 28, 1997 (as amended, modified, supplemented, renewed, or extended from time to time, the "Credit Agreement"), among the Borrower, the Agent, the Lenders and the Auction Administration Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

      I   certify   to   the   Agents   and   the   Lenders   that   I  am   the
_____________________   (president,   chief  financial  officer,  treasurer,  or
assistant treasurer) of the Borrower on the date hereof and that:

      1. The Financial Statements attached hereto were prepared in accordance with GAAP, and present fairly the consolidated financial condition and results of operations of the Companies as of, and for the ____________ ended on _______________, _____ (the "Subject Period").

      2. A review of the Borrower's activities during the Subject Period has been made under my supervision with a view to determining whether, during the Subject Period, the Borrower has kept, observed, performed, and fulfilled all of its obligations under the Loan Papers, and during the Subject Period, to my knowledge, the Borrower kept, observed, performed, and fulfilled each and every covenant and condition of the Loan Papers in all material respects (except for any deviations set forth on the attached schedule).

      3. During the Subject Period, no Event of Default has occurred which has not been cured or waived (except for any Events of Default set forth on the attached schedule).

      4. The status of compliance by the Borrower with Section 5.25 of the Credit Agreement as of the last day of the Subject Period is set forth on the attached schedule.

      5. This certificate is being delivered on behalf of the Borrower. No person or entity other than the Agents and the Lenders (collectively, the "Subject Recipients") shall be entitled to receive or rely upon this certificate for any purpose. The Subject Recipients agree by their acceptance hereof that
(a) they shall look solely to the Borrower for any loss, cost, damage, expense, claim, demand, suit, or cause of action arising out of or relating in any way to this certificate or its preparation and delivery, and (b) the undersigned shall not under any circumstances have any personal liability whatsoever for the preparation or execution of this certificate.

                                    CENTURY TELEPHONE ENTERPRISES, INC.


                                    By:_________________________
                                    Name:_______________________
                                    Title:______________________




                                    EXHIBIT G
                                    ---------

                          FORM OF DESIGNATION AGREEMENT



      Reference is made to the Competitive Advance and Revolving Credit Facility Agreement dated as of August 28, 1997 (as amended, supplemented, renewed, extended or otherwise modified from time to time, the "Credit Agreement") among CENTURY TELEPHONE ENTERPRISES, INC., a Louisiana corporation (the "Borrower"), the Lenders, as defined therein (the "Lenders"), NATIONSBANK OF TEXAS, N.A., a national banking association, as agent for the Lenders (in such capacity, the "Agent"), and as auction administration agent (in such capacity, the "Auction Administration Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

      [NAME OF DESIGNOR], (the "Designor") and [NAME OF DESIGNEE], (the "Designee") agree as follows:

      1. The Designor hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to have Competitive Loans pursuant to the Credit Agreement.

      2. The Designor makes no representation or warranty and assumes no responsibility with respect to (a) any statements, warranties or representations made in or in connection with any Loan Paper or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Paper or any other instrument or document furnished pursuant thereto and (b) the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Paper or any other instrument or document furnished pursuant thereto.

      3. The Designee (a) confirms that it has received a copy of each Loan Paper, together with copies of the Current Financials and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (b) agrees that it will, independently and without reliance upon any Agent, the Auction Administration Agent, the Designor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Loan Paper; (c) confirms that it is a Designated Lender; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under any Loan Paper as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto, and appoints and authorizes the Auction Administration Agent to take such action as agent on its behalf and to exercise such powers and discretion under any Loan Paper as are delegated to the Auction Administration Agent by the terms thereof, together with such power and discretion as are reasonably incidental thereto; and (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of any Loan Paper are required to be performed by it as a Lender.

      4. Following the execution of this Designation Agreement by the Designor and its Designee, it will be delivered to the Agent and Auction Administration Agent for acceptance. The effective date for this Designation Agreement (the "Effective Date") shall be the date of acceptance hereof by the Agent and Auction Administration Agent, unless otherwise specified on the signature page hereto.

      5. Upon such acceptance by the Agent and Auction Administration Agent, as of the Effective Date, the Designee shall be a party to the Credit Agreement with a right to make Competitive Loans as a Lender pursuant to the Credit Agreement and the rights and obligations of a Lender related thereto.

      6. This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Designation Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Designation Agreement.

      IN WITNESS WHEREOF, the Designor and the Designee, intending to be legally bound, and the Borrower, intending to indicate his approval of the Designee, have caused this Designation Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

Effective Date:*  _______________, 199__


                                 [NAME OF DESIGNOR] , as Designor


                                 By:____________________
                                 Name:__________________
                                 Title:_________________


                                 [NAME OF DESIGNEE] , as Designee


                                 By:___________________
                                 Name:_________________
                                 Title:________________



                                 Applicable  Lending  Office  (and  address  for
                                  notices):

                                        [ADDRESS]



                                 CENTURY TELEPHONE ENTERPRISES, INC.,
                                   as Borrower


                                 By:___________________
                                 Name:_________________
                                 Title:________________


ACCEPTED:

NATIONSBANK OF TEXAS, N.A.,
as Agent and Auction Administration Agent


By:___________________
Name:_________________
Title:________________


--------
* This date should be no earlier than five Business Days after the delivery of this Designation Agreement to the Agent.





                                    EXHIBIT H
                                    ---------

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                            Dated ____________, _____


      Reference is made to the Competitive Advance and Revolving Credit Facility Agreement dated as of August 28, 1997 (as amended, modified, supplemented, renewed, or extended from time to time, the "Credit Agreement"), among Century Telephone Enterprises, Inc., a Louisiana corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement), and NationsBank of Texas, N.A., as Agent and Auction Administration Agent. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

      The "Assignor" and the "Assignee" defined on Schedule 1 agree as follows:

      1. The Assignor hereby sells and assigns to the Assignee (without recourse to the Assignor), and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) equal to the percentage interests specified on Schedule 1 of the outstanding rights and obligations of Loans and facilities specified on Schedule 1.

      2. The Assignor (i) represents that it is the legal and beneficial owner of the interest being assigned by it hereunder, free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement, any other Loan Papers or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement, any other Loan Papers or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by the Assignor and requests that the Agent exchange such Note or Notes for a new Note or Notes payable to the order of the Assignee as appropriate to reflect the assignments provided for herein as set forth on Schedule 1, and if the assignment herein is less than all of Assignor's interest, new Notes reflective of Assignor's continuing interest under the Credit Agreement, as specified on
Schedule 1.

      3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon either of the Agents, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes the Agent and the Auction Administration Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Papers as are delegated to such Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vii) agrees that it will keep confidential all information with respect to the Borrower furnished to it by the Borrower or the Assignor (other than information generally available to the public or otherwise available to the Assignor on a nonconfidential basis and disclosures permitted under the Credit Agreement); (viii) attaches hereto a completed administrative questionnaire [; and (ix) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty].1

      4. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent and the payment of the fee set forth in Section 9.20(c) of the Credit Agreement.

      5. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Papers and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

      6. From and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees, and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

      7. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto and separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 of this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.



                                   [NAME OF ASSIGNOR]

                                    By:____________________
                                    Name:__________________
                                    Title:_________________


                                    [NAME OF ASSIGNEE]


                                    By: ___________________
                                    Name:__________________
                                    Title:_________________


ACCEPTED THIS _____ DAY
OF _______________, ____

NATIONSBANK OF TEXAS, N.A.,
as Agent


By:_____________________
Name:___________________
Title:__________________


CONSENTED TO BY:

CENTURY TELEPHONE ENTERPRISES, INC.


By:_____________________
Name:___________________
Title:__________________


--------
1 If the Assignee is organized under the laws of a jurisdiction outside the United States.



                                   SCHEDULE 1
                                       TO
                            ASSIGNMENT AND ACCEPTANCE


As to each Facility in
respect of which an interest
is being assigned:

                                     Facility A     Facility B     Competitive
                                     ----------     ----------     -----------
                                                                      Loan
                                                                      ----

   Percentage interest assigned:



   Assignee's Unutilized
    Commitment (if applicable):



   Aggregate outstanding
    principal amount of
    Loans assigned:



   Principal amount of Note
    payable to Assignee:                                          $300,000,000